Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 18 TO LOAN FINANCING AND SERVICING AGREEMENT, dated as of November 25, 2025 (this “Amendment”), among TPVG VARIABLE FUNDING COMPANY LLC, as borrower (the “Borrower”), TRIPLEPOINT VENTURE GROWTH BDC CORP., in its individual capacity (“TPVG”) and as collateral manager (in such capacity, the “Collateral Manager”), DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”), as facility agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”) and DBNY, KEYBANK NATIONAL ASSOCIATION (“KeyBank”), EVERBANK, N.A. (“EverBank”), MUFG BANK, LTD. (“MUFG”), CUSTOMERS BANK (“Customers”) and FIRST FOUNDATION BANK (“First Foundation”), as committed lenders (in such capacity, each a “Lender” and collectively, the “Lenders”) and AXOS BANK, as a joining lender (in such capacity, the “Joining Lender”).

WHEREAS, the Borrower, TPVG, as Equityholder, the Collateral Manager, Vervent, Inc., as the backup collateral manager, Deutsche Bank Trust Company Americas, as the paying agent and as the collection account bank, Computershare Trust Company, N.A., as the custodian, the Facility Agent and each Lender party thereto are party to the Receivables Financing Agreement, dated as of February 21, 2014 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Joining Lender desires to become a party to the Loan Agreement and the Transaction Document after giving effect to this Amendment;

WHEREAS, after giving effect to this Amendment, First Foundation (in such capacity, the “Departing Lender”) shall no longer a party to the Loan Agreement or any other Transaction Document; and

WHEREAS, the Borrower, the Collateral Manager, the Custodian, the Facility Agent and the Lenders have agreed to amend the Loan Agreement in accordance with Section 18.2 of the Loan Agreement and to rename the Loan Agreement as a Loan Financing and Servicing Agreement, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

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ARTICLE II

Amendments

SECTION 2.1. Amendments to the Loan Agreement. As of the date of this Amendment, the Loan Agreement is hereby amended as follows:

(a) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto; and

(b) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Exhibits and Schedules attached as Appendix B hereto.

ARTICLE III

Joining Lender

SECTION 3.1. The Joining Lender is hereby joined to the Loan Agreement and all related Transaction Documents, in each case, as a “Committed Lender” and as “Agent” for its Lender Group.

ARTICLE IV

Conditions to Effectiveness

SECTION 4.1. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a) the execution and delivery of this Amendment by each party hereto;

(b) the Facility Agent’s receipt of (i) a legal opinion of Otterbourg PC, counsel for the Borrower, in form and substance reasonably satisfactory to the Facility Agent covering such matters as the Facility Agent may reasonably request, (ii) a legal opinion of Miles & Stockbridge, counsel for the Collateral Manager, in form and substance reasonably satisfactory to the Facility Agent covering such matters as the Facility Agent may reasonably request, (iii) a good standing certificate for each of the Borrower and the Collateral Manager, issued by the applicable Official Body of its jurisdiction of organization and (iv) a copy of the resolutions of each of the Borrower and the Collateral Manager, approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer; and

(c) all fees (including reasonable and documented fees, disbursements and other charges of counsel) due to the Lenders, the Paying Agent and the Collection Account Bank on or prior to the effective date of this Amendment have been paid in full.

2

ARTICLE V

Departing Lender

SECTION 5.1. Subject to First Foundation’s receipt of payment for $7,916,666.67 Advances outstanding purchased by the applicable Lenders on the date hereof, the parties hereto hereby acknowledge that (i) First Foundation’s Commitment under the Loan Agreement has been terminated, (ii) First Foundation is no longer an Agent or a Lender thereunder, and shall have no further rights, obligations, duties or responsibilities in connection with the Loan Agreement or the other Transaction Documents and First Foundation is no longer a party to any other Transaction Document and (iii) First Foundation shall have the rights granted to it under Article XVI of the Loan Agreement; provided that, by its execution hereof, each of First Foundation and the other parties hereto hereby agrees that First Foundation shall receive $44,506.32 in accrued interest and fees, to be paid on the applicable succeeding Distribution Date under the Loan Agreement. First Foundation hereby confirms and agrees that the foregoing amounts constitute all outstanding Obligations owing to First Foundation under or in connection with the Loan Agreement and the other Transaction Documents and, upon receipt of payment of such amounts by First Foundation, all such Obligations and any other liabilities of the Borrower under the Transaction Documents owed to First Foundation will be automatically, unconditionally and irrevocably satisfied in full and discharged.

ARTICLE VI

Representations and Warranties

SECTION 6.1. Each of the Borrower and the Collateral Manager hereby represents and warrants to the Facility Agent, the Lenders, the Paying Agent and the Collection Account Bank and the Custodian that, as of the date first written above, (i) no Event of Default, Unmatured Event of Default, Collateral Manager Default or Unmatured Collateral Manager Default has occurred and is continuing and (ii) the representations and warranties of each of the Borrower and the Collateral Manager contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE VII

Miscellaneous

SECTION 7.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND ANY DISPUTE, SUIT, ACTION OR PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, RELATING TO OR ARISING OUT OF THIS AMENDMENT OR TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

3

SECTION 7.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 7.3. Effect of Amendment; Ratification. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Amendment”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 7.4. Counterparts; Electronic Execution. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. The parties agree that this Amendment may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

SECTION 7.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

TPVG VARIABLE FUNDING COMPANY LLC, as Borrower

By:	TRIPLEPOINT VENTURE GROWTH BDC CORP., as sole Member

By:	/s/ Mike L. Wilhelms
	Name:	Mike L. Wilhelms
	Title:	Chief Financial Officer

Signature Page to Amendment No. 18 to LFSA

TRIPLEPOINT VENTURE GROWTH BDC CORP., individually and as Collateral Manager

By:	/s/ Mike L. Wilhelms
	Name:	Mike L. Wilhelms
	Title:	Chief Financial Officer

Signature Page to Amendment No. 18 to LFSA

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:	/s/ Amit Patel
	Name:	Amit Patel
	Title:	Managing Director

By:	/s/ Ho Min Kwak
	Name:	Ho Min Kwak
	Title:	Director

Signature Page to Amendment No. 18 to LFSA

DEUTSCHE BANK AG, NEW YORK BRANCH, as Committed Lender and Agent

By:	/s/ Amit Patel
	Name:	Amit Patel
	Title:	Managing Director

By:	/s/ Ho Min Kwak
	Name:	Ho Min Kwak
	Title:	Director

Signature Page to Amendment No. 18 to LFSA

KEYBANK NATIONAL ASSOCIATION, as Committed Lender and Agent

By:	/s/ Alma Thaxton
	Name:	Alma Thaxton
	Title:	Vice President

Signature Page to Amendment No. 18 to LFSA

EVERBANK, N.A., as Committed Lender and Agent

By:	/s/ Frank Martino
	Name:	Frank Martino
	Title:	Director

Signature Page to Amendment No. 18 to LFSA

MUFG BANK, LTD., as Committed Lender and Agent

By:	/s/ J. William Bloore
	Name:	J. William Bloore
	Title:	Managing Director

Signature Page to Amendment No. 18 to LFSA

CUSTOMERS BANK, as Committed Lender and Agent

By:	/s/ S. Scott Gates
	Name:	S. Scott Gates
	Title:	SVP / Portfolio Manager

Signature Page to Amendment No. 18 to LFSA

AXOS BANK, as Committed Lender and Agent

By:	/s/ David Park
	Name:	David Park
	Title:	President, Commercial Bank

Signature Page to Amendment No. 18 to LFSA

Solely with respect to Article V:

FIRST FOUNDATION BANK, as Committed Lender and Agent

By:	/s/ Jessica Cheng
	Name:	Jessica Cheng
	Title:	Vice President

Signature Page to Amendment No. 18 to LFSA

Appendix A

(Loan Agreement Amendments)

EXECUTION VERSION

Conformed through Amendment No. ~~17~~18 dated ~~August 6~~November 25, ~~2024~~2025

LOAN FINANCING AND SERVICING AGREEMENT

dated as of February 21, 2014

TPVG VARIABLE FUNDING COMPANY LLC,

as Borrower

TRIPLEPOINT VENTURE GROWTH BDC CORP.,

individually and as Equityholder and as Collateral Manager

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Facility Agent

THE OTHER AGENTS PARTIES HERETO,

VERVENT INC.,

as Backup Collateral Manager

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Paying Agent and as Collection Account Bank

and

COMPUTERSHARE TRUST COMPANY, N.A.,
as Custodian

TABLE OF CONTENTS	Page

~~TABLE OF CONTENTS~~	~~Page~~

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(continued)

		Page
ARTICLE VII ADMINISTRATION AND MANAGEMENT OF TRANSFERRED CONTRACTS		75
Section 7.1	Retention of the Collateral Manager.	75
Section 7.2	Termination and Removal of the Collateral Manager; Appointment of Successor Collateral Manager.	75
Section 7.3	Duties of the Collateral Manager	77
Section 7.4	Representations and Warranties of the Collateral Manager.	~~79~~78
Section 7.5	Covenants of the Collateral Manager	82
Section 7.6	Collateral Management Fees; Payment of Certain Expenses by Collateral Manager; Backup Collateral Manager Fees and Expenses.	86
Section 7.7	Collateral Reporting	86
Section 7.8	Notices.	~~87~~86
Section 7.9	Procedural Review of Contracts; Access to Collateral Manager and Collateral Manager’s Records.	87
Section 7.10	Optional Sales.	88
Section 7.11	Payments in Respect of Ineligible Contracts.	~~90~~89
Section 7.12	Substitution of Contracts Pursuant to Technology Exchange Option.	90
Section 7.13	Repurchase.	~~91~~90
Section 7.14	Collateral Manager Reimbursements.	~~91~~90
Section 7.15	Contracts Subject to Retained Interest Provisions.	91
ARTICLE VIII ACCOUNTS; PAYMENTS		91
Section 8.1	Accounts.	91
Section 8.2	Excluded Amounts.	93
Section 8.3	Application of Collections	93
Section 8.4	Additional Deposits.	93
Section 8.5	Distributions, Reinvestment and Dividends.	~~94~~93
Section 8.6	Fees.	~~98~~97
Section 8.7	Monthly Report	98
Section 8.8	Required Warrant Reserve.	~~99~~98

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(continued)

		Page
ARTICLE IX REPRESENTATIONS AND WARRANTIES OF THE BORROWER		99
Section 9.1	Organization and Good Standing.	99
Section 9.2	Due Qualification	99
Section 9.3	Power and Authority.	~~100~~99
Section 9.4	Binding Obligations.	~~100~~99
Section 9.5	Security Interest.	100
Section 9.6	No Violation.	~~101~~100
Section 9.7	No Proceedings.	101
Section 9.8	No Consents	101
Section 9.9	Solvency.	~~102~~101
Section 9.10	Compliance with Laws.	~~102~~101
Section 9.11	Taxes.	~~102~~101
Section 9.12	Monthly Report	102
Section 9.13	No Liens, Etc.	102
Section 9.14	Information True and Correct.	~~103~~102
Section 9.15	Bulk Sales.	~~103~~102
Section 9.16	Collateral.	~~103~~102
Section 9.17	Selection Procedures.	103
Section 9.18	Indebtedness.	103
Section 9.19	No Injunctions.	103
Section 9.20	No Subsidiaries	103
Section 9.21	ERISA Matters.	103
Section 9.22	Investment Company Status.	~~104~~103
Section 9.23	Set-Off, Etc.	~~104~~103
Section 9.24	Eligible Contract Payments.	~~104~~103
Section 9.25	Value Given.	104
Section 9.26	Use of Proceeds.	104
Section 9.27	Separate Existence.	104
Section 9.28	Transaction Documents.	~~105~~104
Section 9.29	Ownership of the Borrower.	105

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(continued)

		Page
Section 9.30	EEA/UK Financial Institution	105
Section 9.31	Anti-Terrorism, Anti-Money Laundering	105
Section 9.32	Anti-Bribery and Corruption	106
Section 9.33	Volcker Rule	106
Section 9.34	AIFMD and UK AIFM Regulation	~~107~~106
Section 9.35	Revolving Contracts	~~107~~106
Section 9.36	Financial or Other Condition	107
ARTICLE X COVENANTS		107
Section 10.1	Protection of Security Interest of the Secured Parties	107
Section 10.2	Other Liens or Interests.	108
Section 10.3	Costs and Expenses.	108
Section 10.4	Reporting Requirements.	108
Section 10.5	Separate Existence	109
Section 10.6	Hedging Agreements.	~~113~~112
Section 10.7	Tangible Net Worth	115
Section 10.8	Minimum Equity Condition.	115
Section 10.9	Stock, Merger, Consolidation, Etc	115
Section 10.10	Change in Name.	115
Section 10.11	Indebtedness; Guarantees	115
Section 10.12	Limitation on Purchases from Affiliates.	115
Section 10.13	Transaction Documents.	~~116~~115
Section 10.14	Preservation of Existence.	~~116~~115
Section 10.15	Limitation on Investments	116
Section 10.16	Distributions.	116
Section 10.17	Performance of Borrower Assigned Agreements.	~~117~~116
Section 10.18	Further Assurances; Financing Statements.	~~117~~116
Section 10.19	Obligor Payment Instructions.	117
Section 10.20	Delivery of ~~Original Promissory Notes~~Contract Files.	117
Section 10.21	ERISA.	~~118~~119
Section 10.22	Risk Retention	~~118~~119

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(continued)

		Page
Section 10.23	Proceedings	121
Section 10.24	Officer’s Certificate.	~~121~~122
Section 10.25	Policies and Procedures for Sanctions.	~~121~~122
Section 10.26	Compliance with Sanctions.	~~121~~122
Section 10.27	Compliance with Anti-Money Laundering	122
Section 10.28	Ineligible Collateral.	122
ARTICLE XI THE PAYING AGENT		123
Section 11.1	Appointment of Paying Agent.	~~122~~123
Section 11.2	Monthly Reports.	~~122~~123
Section 11.3	Duties of the Paying Agent.	~~122~~123
Section 11.4	Removal or Resignation of Paying Agent.	122123
Section 11.5	Representations and Warranties.	123
Section 11.6	Limitation of Liability and Paying Agent Rights.	~~123~~124
Section 11.7	Tax Reports.	~~125~~126
Section 11.8	Merger or Consolidation.	~~125~~126
Section 11.9	Paying Agent Compensation.	126
Section 11.10	Compliance with Applicable Anti-Bribery and Corruption, Anti-Terrorism and Anti-Money Laundering Regulations.	126
ARTICLE XII GRANT OF SECURITY INTEREST		126
Section 12.1	Borrower’s Grant of Security Interest.	126
Section 12.2	Borrower Remains Liable.	~~127~~128
Section 12.3	Release of Collateral.	128
Section 12.4	Certain Remedies.	~~128~~129
ARTICLE XIII EVENTS OF DEFAULT		129
Section 13.1	Events of Default	129
Section 13.2	Effect of Event of Default.	~~131~~132
Section 13.3	Rights upon Event of Default.	~~131~~132
Section 13.4	Facility Agent May Enforce Claims Without Possession of Notes.	~~132~~133
Section 13.5	Collective Proceedings	133
Section 13.6	Insolvency Proceedings.	133

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(continued)

		Page
Section 13.7	Delay or Omission Not Waiver	134
Section 13.8	Waiver of Stay or Extension Laws.	134
Section 13.9	Limitation on Duty of Facility Agent in Respect of Collateral.	~~134~~135
Section 13.10	Power of Attorney.	135
ARTICLE XIV THE FACILITY AGENT		136
Section 14.1	Appointment.	~~135~~136
Section 14.2	Delegation of Duties	136
Section 14.3	Exculpatory Provisions.	~~136~~137
Section 14.4	Reliance by Note Agents.	~~136~~137
Section 14.5	Notices.	~~137~~138
Section 14.6	Non-Reliance on Note Agents.	~~137~~138
Section 14.7	Indemnification.	~~138~~139
Section 14.8	Successor Note Agent.	~~138~~139
Section 14.9	Note Agents in their Individual Capacity.	139
Section 14.10	Borrower Audit.	~~139~~140
Section 14.11	Compliance with Applicable Anti-Bribery and Corruption, Anti-Terrorism and Anti-Money Laundering Regulations.	~~139~~140
ARTICLE XV ASSIGNMENTS		140
Section 15.1	Restrictions on Assignments by the Borrower and the Collateral Manager.	140
Section 15.2	Documentation.	140
Section 15.3	Rights of Assignee.	~~140~~141
Section 15.4	Assignment by Lenders.	~~140~~141
Section 15.5	Registration; Registration of Transfer and Exchange.	~~141~~142
Section 15.6	Mutilated, Destroyed, Lost and Stolen Notes.	~~142~~143
Section 15.7	Persons Deemed Owners.	143
Section 15.8	Cancellation.	143
Section 15.9	Participations; Pledge.	~~143~~144
Section 15.10	Reallocation of Advances	144

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(continued)

Page
ARTICLE XVI INDEMNIFICATION		145
Section 16.1	Borrower Indemnity.	~~144~~145
Section 16.2	Collateral Manager Indemnity.	145
Section 16.3	Contribution.	~~145~~146
Section 16.4	After-Tax Basis.	146
ARTICLE XVII MISCELLANEOUS		146
Section 17.1	No Waiver; Remedies.	146
Section 17.2	Amendments, Waivers.	~~146~~147
Section 17.3	Notices, Etc.	~~148~~149
Section 17.4	Costs, Expenses and Taxes.	~~148~~149
Section 17.5	Binding Effect; Survival.	149
Section 17.6	Captions and Cross References.	~~149~~150
Section 17.7	Severability.	~~149~~150
Section 17.8	GOVERNING LAW.	~~149~~150
Section 17.9	Counterparts; Electronic ~~Signatures.~~Execution.	~~149~~150
Section 17.10	WAIVER OF JURY TRIAL.	~~149~~150
Section 17.11	No Proceedings.	~~150~~151
Section 17.12	Limited Recourse.	151
Section 17.13	ENTIRE AGREEMENT.	~~151~~152
Section 17.14	Confidentiality.	~~152~~153
Section 17.15	Non-Confidentiality of Tax Treatment.	~~153~~154
Section 17.16	Replacement of Lenders.	~~153~~154
Section 17.17	No Advisory or Fiduciary Responsibility.	155
Section ~~17.17~~17.18	Consent to Jurisdiction.	~~154~~155
Section ~~17.18~~17.19	Option to Acquire Rating.	~~154~~155
Section ~~17.19~~17.20	Acknowledgement and Consent to Bail-In of Affected Financial Institutions.	~~154~~156
Section ~~17.20~~17.21	Acknowledgement Regarding Any Supported QFCs.	~~155~~156
ARTICLE XVIII THE CUSTODIAN		157
Section 18.1	Designation of Custodian.	~~156~~157
Section 18.2	Delivery of Contract Files; Custodian to Act as Agent.	~~156~~157
Section 18.3	Contract File Certification.	~~158~~159

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(continued)

Page
Section 18.4	Obligations of the Custodian.	~~159~~161
Section 18.5	Release of Contract Files.	~~161~~162
Section 18.6	Examination of Contract Files.	~~163~~164
Section 18.7	Lost Note Affidavit.	~~163~~165
Section 18.8	Transmission of Contract Files.	~~163~~165
Section 18.9	Merger or Consolidation.	~~163~~165
Section 18.10	Custodian Compensation.	~~164~~165
Section 18.11	Removal or Resignation of the Custodian.	~~164~~165
Section 18.12	Further Rights of the Custodian.	~~165~~166
Section 18.13	Insurance of the Custodian.	~~167~~169
Section 18.14	Representations and Warranties.	~~167~~169
Section 18.15	Statements.	~~168~~169
Section 18.16	No Adverse Interest of the Custodian.	~~168~~170
Section 18.17	Reliance of the Custodian.	~~168~~170
Section 18.18	Term of Custody.	~~169~~170
Section 18.19	Tax Reports.	~~169~~170
Section 18.20	Compliance with Applicable Banking Law.	~~169~~170
Section 18.21	Electronic Methods.	~~169~~171
Section 18.22	Resignation of U.S. Bank National Association, as Custodian; Appointment of Successor Custodian.	~~169~~171
Section 18.23	Resignation of Deutsche Bank Trust Company Americas, as Custodian; Appointment of Successor Custodian.	~~170~~172
ARTICLE XIX THE BACKUP COLLATERAL MANAGER		172
Section 19.1	Certain Duties and Representations of Backup Collateral Manager.	~~171~~172
Section 19.2	Limitation on Liability of Backup Collateral Manager.	~~173~~174
Section 19.3	Covenants and Representations and Warranties of the Backup Collateral Manager.	~~176~~177
Section 19.4	Additional Provisions Applicable to Backup Collateral Manager.	~~176~~177

-viii-

EXHIBIT A	Form of Note
EXHIBIT B	Audit Standards
EXHIBIT C-1	Form of Advance Request
EXHIBIT C-2	Form of Reinvestment Request
EXHIBIT C-3	Form of Electronic Asset Approval Request
EXHIBIT C-4	Form of Prepayment Notice
EXHIBIT C-5	Form of Electronic Asset Approval Notice
EXHIBIT D	Form of Monthly Report
EXHIBIT E	Form of Custodian Certification
EXHIBIT F-1	Request for Release
EXHIBIT F-2	Request for Release and Receipt
EXHIBIT F-3	Request for Release of Request for Release and Receipt
EXHIBIT G-1	U.S. Tax Compliance Certificate (Foreign Lender - non-Partnerships)
EXHIBIT G-2	U.S. Tax Compliance Certificate (Foreign Participant - non-Partnerships)
EXHIBIT G-3	U.S. Tax Compliance Certificate (Foreign Participants - Partnerships)
EXHIBIT G-4	U.S. Tax Compliance Certificate (Foreign Lenders - Partnerships)
EXHIBIT H	Form of Collateral Manager’s Acknowledgement
EXHIBIT I	Required Contract Files
EXHIBIT J	Credit and Collection Policy
EXHIBIT K	Form of Borrowing Base Certificate
EXHIBIT L	Form of Joinder Agreement
EXHIBIT M	PitchBook Industry Codes

SCHEDULE 8.1	Lockbox Accounts/Accounts

ANNEX A	Notice Information
ANNEX B	Commitments

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“Account” means the Funding Account, the Collection Account, the Security Deposit Collection Account and the Warrant Reserve Account.

“Account Collateral” has the meaning set forth in Section 12.1(d).

“Account Agreement” means the Account Bank Agreement, dated as of the Seventeenth Amendment Effective Date, among Deutsche Bank Trust Company Americas, as account bank, the Collateral Manager, the Borrower and the Facility Agent that governs the Accounts.

“Accrual Period” means, with respect to any Distribution Date, the period from the Determination Date for the immediately prior Distribution Date (or, in the case of the first Distribution Date occurring after the Omnibus Amendment Effective Date, from the prior Distribution Date) through and including the Determination Date for such Distribution Date.

“Administrative Agreement” means the Administrative Services and Premises Agreement, dated as of February 21, 2014, by and between TPVG and the Borrower (or any other agreement containing substantially similar terms and acceptable to the Lenders).

“Advance” has the meaning set forth in Section 2.1(a).

“Advance Date” has the meaning set forth in Section 2.1(a).

“Advance Rate” means, (a) if the number of Eligible Obligors is greater than or equal to 20, ~~(i) 50.0% for all Eligible Contracts other than Second Lien Contracts and (ii) 40.0% for Second Lien Contracts~~55.0% and (b) if the number of Eligible Obligors is less than 20, ~~(i) 45.0% for all Eligible Contracts other than Second Lien Contracts and (ii) 35.0% for Second Lien Contracts~~50.0%; provided that after the Facility Termination Date, the Advance Rate shall be 0%; provided, further, that the Advance Rate may be permanently reduced as set forth in Section 8.8(c).

“Advance Request” has the meaning set forth in Section 2.2(a).

“Adverse Claim” means any claim of ownership or any Lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien or security interest, other than Permitted Liens.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” has the meaning set forth in Section 5.1.

“Affiliate” of any Person means any other Person that directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan); provided, however, for the avoidance of doubt, at no time shall TPC or any of its Affiliates be deemed to be an Affiliate of the Borrower or TPVG; provided, further, that for purposes of Section 10.12, “Affiliate” of the Borrower or TPVG shall not include any Person controlled by, or under common control with, the Borrower or TPVG as a result of any Portfolio Investment. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power:

(a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners; or

(b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent” has the meaning set forth in the Preamble.

“Agented Contract” means one or more Contracts entered into by an Obligor as part of a syndicated transaction wherein (i) the Contract ~~is originated in accordance with~~satisfies in all material respects all applicable requirements of the Credit and Collection Policy (without regard to any contemporaneous or subsequent syndication of such Contract), (ii) if TPVG or any of its Affiliates is the agent, electronic copies of the Contract Files with respect thereto are delivered to the Custodian in accordance with this Agreement and, otherwise, the Contract Files are held by the related agent and (iii) the Borrower has all of the rights of a lender or lessor with respect to such Contract and the Related Security, which have been transferred to the Borrower with respect to such Contract, but none of the obligations as such obligations relate to the Retained Interest.

“Aggregate Contracts Balance” means, as of any date, the Aggregate Outstanding Principal Balance for all Transferred Contracts minus the Aggregate Outstanding Principal Balance of all Ineligible Contracts.

“Aggregate Notional Amount” means, with respect to any date of determination, an amount equal to the sum of the notional amounts or equivalent amounts of all outstanding Hedging Agreements, Replacement Hedging Agreements and Qualified Substitute Arrangements, each as of such date of determination.

“Aggregate Outstanding Principal Balance” means, with respect to any designated group of Contracts as of any date, the equivalent in Dollars, as determined by the Collateral Manager using the Applicable Exchange Rate, of the sum of the outstanding Principal Balances of all Contract Payments due under such Contracts as at 11:59 p.m. (New York City time) on the immediately preceding Business Day.

“Agreement” means this Loan Financing and Servicing Agreement (including each annex, exhibit and schedule hereto), as it may be amended, restated, supplemented or otherwise modified from time to time.

“AIF” has the meaning given to the term under the AIFMD and/or UK AIFM Regulations as relevant.

“AIFM” has the meaning given to the term under the AIFMD and/or UK AIFM Regulations as relevant.

“Applicable Exchange Rate” means, with respect to any Contract denominated and payable in Euros or GBPs on any day, the lesser of (a) the applicable currency Dollar spot rate used by the Borrower (as determined by the Collateral Manager) to acquire such currency on the related Cut-Off Date and (b) the Applicable Conversion Rate for such currency.

“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means, prior to the occurrence of any Unmatured Event of Default or any Event of Default, (A) prior to the end of the Revolving Period, (x) the aggregate principal amount of outstanding Advances equals or exceeds 75% of the Facility Amount, ~~3.20~~2.75% per annum for Advances (or any portion thereof), (y) the aggregate principal amount of outstanding Advances equals or exceeds 50% of the Facility Amount but is less than 75% of the Facility Amount, ~~3.35~~2.85% per annum for Advances (or any portion thereof) and (z) otherwise, ~~3.50~~3.00% per annum for Advances (or any portion thereof) and (B) on and after the end of the Revolving Period, 4.50% per annum for all Advances (or any portion thereof); provided that, during the continuation of an Unmatured Event of Default or an Event of Default, the Applicable Margin shall be increased by 2.00% over the otherwise applicable margin.

“APR” of a Contract means, in the case of a Loan, the interest rate or annual rate of finance charges used to determine periodic payments with respect to the related Contract Payment or, in the case of a Lease, the Imputed Lease Rate.

“Article 7 Transparency and Reporting Requirements” means the information, documentation, reporting and notification requirements set out in Article 7(1) of the EU Securitization Regulation, together with any relevant technical standards adopted by the European Commission in relation thereto, and, in each case, any relevant guidance published in relation thereto as may be effective from time to time.

“Asset Approval Notice” means an electronic notice containing the information from Exhibit C-5 and that provides the approval of the Facility Agent, in its sole discretion, to the acquisition (or incremental pledge) of one or more Contracts.

“Asset Approval Request” means an electronic notice to the Facility Agent in the form of an email that (a) either (i) is in the form of Exhibit C-3 or (ii) notifies the Facility Agent that the information required by Exhibit C-3 has been posted to the relevant data site and (b) requests the approval of the Facility Agent, in its sole discretion, of one or more Contracts.

“Asset Coverage Ratio” means the ratio, determined on a consolidated basis based on the quarterly financial statements and/or annual financial statements, as applicable, of TPVG, without duplication, of (a) the fair market value of the total assets of TPVG and its consolidated Subsidiaries as required by, and in accordance with, GAAP and Applicable Law and any orders of the Securities and Exchange Commission issued to TPVG, to be determined by the Board of

Scheduled Contract Payments, interest or finance charges and other obligations of such Obligor with respect thereto but excluding (i) any purchase option payments due or paid under a Lease upon the expiration of the scheduled term of such Lease as of such Advance Date, (ii) any Excluded Amounts due or paid thereunder, (iii) any fees collected on behalf of third parties and (iv) any related Residual or any realizations of such Residual, including scheduled payments on any Lease which become payable after the expiration of its scheduled term.

“Corporate Trust Office” means the applicable designated corporate trust office of the Custodian, specified on its signature page hereto, or such other address within the United States as it may designate from time to time by notice to the Lenders.

“Cost of Funds Rate” means, for any Accrual Period and any Lender, the rate determined as set forth below:

(a) with respect to each Conduit Lender and each day of such Accrual Period, such Conduit Lender’s Commercial Paper Rate for such day; provided that if and to the extent that, and only for so long as, a Conduit Lender at any time determines in good faith that it is unable to raise or is precluded or prohibited from raising, or that it is not advisable to raise, funds through the issuance of commercial paper notes in the commercial paper market of the United States to finance its making or maintenance of its portion of any Advance or any portion thereof (which determination may be based on any allocation method employed in good faith by such Conduit Lender), upon notice from such Conduit Lender to the Agent for its Lender Group and the Facility Agent, such Conduit Lender’s portion of such Advance shall bear interest at a rate per annum equal to the Alternate Base Rate;

(b) Except as otherwise provided in clause (c) below, with respect to each Committed Lender, the Base Rate; and

(c) With respect to all Lenders, on and after the Facility Termination Date, the Alternate Base Rate.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

( ) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(b) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section ~~17.20~~17.21.

“Credit and Collection Policy” means (i) with respect to the initial Collateral Manager, the credit and collection policies and practices (including underwriting parameters) relating to Contract Payments and Contracts, to be set forth as Exhibit J once the same have been approved and adopted by TPVG’s Board of Directors, as the same may thereafter be modified, amended or advances from TPVG or other debt obligations owed to TPVG under all Contracts with such Obligor plus (B) the sum of all other outstanding indebtedness or liabilities of such Obligor for borrowed money (including, without limitation, capital equipment leases) that is pari passu with or senior to any advance or other debt obligation owed to TPVG over (ii) the sum of such Obligor’s contributed capital, plus the undrawn committed capital of such Obligor for which there is no contingent obligation to provide funds.

“Debt-to-Enterprise Value Ratio” means, with respect to an Obligor, as of any date of determination, the ratio of (i)(A) the sum of the amount that such Obligor has outstanding under advances from TPVG or other debt obligations owed to TPVG under all Contracts with such Obligor plus (B) the sum of all other outstanding indebtedness or liabilities of such Obligor for borrowed money (including, without limitation, capital equipment leases) that is pari passu with or senior to any advance or other debt obligation owed to TPVG over (ii) such Obligor’s enterprise value on such date (calculated as the sum of (A) the market capitalization of such Obligor on such date plus (B) the net debt of such Obligor on such date).

“Default Ratio” means, for any Collection Period, the ratio, expressed as a percentage, of (i) the Aggregate Outstanding Principal Balance of all Contracts which first became Defaulted Contracts or had a Material Modification as set forth in clause (a) or clause (g)(ii) of the definition thereof occur during such Collection Period which are (as of the end of business on the Business Day prior to such time), or immediately prior to so becoming defaulted or rewritten had been, included in the Aggregate Contracts Balance, divided by (ii) the Aggregate Outstanding Principal Balance of all Contracts as of the last day of the prior Collection Period; provided that, the outstanding Principal Balance of a Defaulted Contract that has been repurchased during such Collection Period in accordance with and subject to the terms of Section 6.3 of the Sale Agreement, shall not be included in the calculation of the ratio set forth in this definition for such Collection Period or for any prior Collection Period; provided, further, that if the aggregate amount of all Defaulted Contracts repurchased exceeds 10% of the Aggregate Contracts Balance (measured on a rolling twelve month basis), such ~~Defaulted Contract~~amount in excess of 10% shall be included in the calculation of the ratio set forth in this definition for such Collection Period or for any prior Collection Period regardless of being released from the Lien of this Agreement.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Contract” means a Contract:

(a) as to which any Scheduled Contract Payment or part thereof is unpaid more than 90 days from its original due date;

(b) as to which an Insolvency Event has occurred with respect to the Obligor thereof; or

(c) any Contract not described in clauses (a) or (b) above, which, (i) consistent with the Credit and Collection Policy, has been or should be written off the Borrower’s books as uncollectible or (ii) the Borrower or the Equityholder has recorded a realized loss or write-down on such Contract in the Borrower’s or the Equityholder’s financial statements.

“Defaulting Lender” means any Lender that (i) has failed to fund any portion of the Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Facility Agent, the Paying Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Collateral Manager, the Facility Agent, the Paying Agent or any other Lender that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, (iv) has failed, within one Business Day after request by the Facility Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund Advances under this Agreement, or (v) has (or has a direct or indirect parent company that has) become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or become the subject of a Bail-in Action.

“Deferrable Contract” means a Contract (other than a Lease Contract) that by its terms permits the deferral or capitalization of payment of accrued, unpaid interest (exclusive of any contractual end-of-term payment).

“Delinquency Ratio” means, for any Collection Period, the ratio, expressed as a percentage, of (i) the Aggregate Outstanding Principal Balance of all Contracts which first became Delinquent Contracts during such Collection Period and which are (as of the end of business on the Business Day prior to such time), or immediately prior to so becoming delinquent had been, included in the Aggregate Contracts Balance divided by (ii) the Aggregate Outstanding Principal Balance of all Contracts as of the last day of the prior Collection Period; provided that, the outstanding Principal Balance of a Delinquent Contract that has been repurchased during such Collection Period in accordance with and subject to the terms of Section 6.3 of the Sale Agreement, shall not be included in the calculation of the ratio set forth in this definition for such Collection Period or for any prior Collection Period; provided, further, that if the aggregate amount of all Delinquent Contracts repurchased exceeds 10% of the Aggregate Contracts Balance (measured on a rolling twelve month basis), such ~~Delinquent Contract~~amount in excess of 10% shall be included in the calculation of the ratio set forth in this definition for such Collection Period or for any prior Collection Period regardless of being released from the Lien of this Agreement.

“Delinquent Contract” means a Contract as to which any Scheduled Contract Payment or part thereof is unpaid more than 31 days from its original due date.

“Determination Date” means the last calendar day of each month.

“Effective Advance Rate (Net)” means, as of any date of determination, (a) the aggregate principal amount of all Advances outstanding on such date divided by (b) the sum of (i) (x) the Aggregate Contracts Balance (net of all Discount Factors) on such date minus (y) the Excess Concentration Amount on such date plus (ii) the amount of Principal Collections on deposit in the Collection Account on such date minus (iii) the Aggregate Unfunded Amount.

“Effective Date” has the meaning set forth in Section 6.1.

“Electronic Methods” has the meaning set forth in Section 18.21.

“Eligible Account” means (i) a segregated trust account or (ii) a segregated direct deposit account, in each case, maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least A-1 (or, if Deutsche Bank Trust Company Americas, A-2) by Standard & Poor’s and P-1 by Moody’s. In either case, such depository institution or trust company shall have been approved by the Facility Agent, acting in its reasonable discretion, by written notice to the Collateral Manager. DBNY, Deutsche Bank Trust Company Americas, State Street Bank and Trust Company, MUFG Bank, Ltd. and KeyBank National Association are deemed to be an acceptable depository institution to the Facility Agent.

“Eligible Contract” at any time of determination means a Transferred Contract under which all Scheduled Contract Payments are then Eligible Contract Payments (excluding Excluded Contract Payments).

“Eligible Contract Payment” means, on any Measurement Date, a Contract Payment that satisfies the following conditions, unless otherwise added with the consent of the Borrower, or waived by the Facility Agent and the Required Lenders in their respective sole discretion in the related Asset Approval Notice (except for (i) clauses (a), (b), (f), (h), (n), (v), (bb), (oo), (ww) and (xx), which may be waived by the Facility Agent in its sole discretion and (ii) clauses (c), (e)(i), (e)(ii), (g), (i), (j), (k), (l), (m), (~~n),~~ (q), (w), (x), (cc), (dd), (jj), (kk), (xx) (solely with respect to clause (i) of the definition of Eligible Obligor), (zz), (fff) and (ggg), which may be waived by the Facility Agent and the Lenders in their respective sole discretion):

(a) the Facility Agent in its sole discretion has delivered an Asset Approval Notice with respect to such Contract Payment which has been acknowledged and agreed by the Borrower;

(b) which is a Scheduled Contract Payment only denominated and payable in an Eligible Currency;

(c) which arises under a Contract which is (or if an Agented Contract, TPVG’s or the Equityholder’s (and, as assignee, the Borrower’s) undivided interest therein is) both legally and beneficially owned by the Borrower free and clear of all Adverse Claims and is not subject to dispute, any right of rescission, set off, recoupment, counterclaim or defense, whether arising out of transactions concerning the Contract therefor or otherwise and which consists of a Lien on the related Contract Collateral, subject to Permitted Liens;

(m) with respect to which the Obligor thereunder is not, to the knowledge of the Borrower, the Collateral Manager, or TPVG unable to make payment of its obligations when due;

(n) with respect to which, if the related Contract constitutes “chattel paper” within the meaning of the UCC (i) as enacted in the jurisdiction in which the Borrower is located and where the Custodian takes possession thereof and (ii) also as enacted in the jurisdiction in which ~~TPVG~~the Fund is located ~~then, in each such case,~~, (x) there is only one original chattel paper copy of such Contract (including any note or instrument) in existence, which original has been stamped with the notation “original copy” and delivered to the Custodian as contemplated under Section 18.2, and with any counterpart copies marked as such~~;~~ or, (y) if no original chattel paper has been executed with respect to the related Contract, an electronic copy thereof if (1) a single authoritative copy exists which is unique and, except for authorized changes, unalterable, (2) the Borrower is identified as the assignee and (3) any copies of the authoritative copy are readily identifiable as non-authoritative copies; provided that if neither clause (x) nor clause (y) is available, the Contract Payments relating to such Contract may, at the Borrower’s discretion, be included as “Eligible Contract Payments” under this clause (n) so long as, and by including such Contract Payments the Borrower shall be deemed to represent and warrant that, there is not one original copy or single authoritative copy of such Contract in existence, and the Borrower shall be deemed to acknowledge that a breach of such representation or warranty shall result in such Contract not meeting the requirements in this clause (n) of the definition of “Eligible Contract Payment”;

(o) with respect to which the Obligor thereunder, or the agent under an Agented Contract, has been instructed to make ~~payment of its obligations thereunder solely and directly~~payments due to the Borrower under the applicable Contract to a Lockbox Account (either directly or through the Funds-Transfer ~~system~~System);

(p) with respect to which, and which arises under a Contract with respect to which, all material consents, licenses, approvals or authorizations of, or registrations with, any Official Body required to be obtained, effected or given in connection with the creation of such Contract Payment or the Contract therefor have been duly obtained, effected or given and are in full force and effect;

(q) which, together with the related Contract, is not subject to any provision prohibiting or otherwise restricting the assignment or transfer thereof, or the granting of a security interest therein (except for such consents which have been obtained prior to the related Advance Date and restrictions on assignment or transfer of such Contract Payment or related Contract to competitors of the Obligor thereunder, which in any event do not restrict the transfer to the Borrower or any transfer to the Facility Agent and the Lenders hereunder);

(r) which, in the case of a Lease Contract ~~Payment~~, arises under a Contract constituting a lease no portion of which has been rejected or terminated, and is not subject to early termination (other than an early termination in connection with the Technology Exchange Option or an early termination which requires the related Obligor to pay an amount at least equal to the related Aggregate Outstanding Principal Balance with respect to such Lease), rejection or non assumption;

(s) which arises under a Contract the terms of which prohibit substitution of the related Contract Collateral (other than substitution in connection with the Technology Exchange Option);

(t) which arises under a Contract which is not subject to prepayment (other than prepayment in connection with the Technology Exchange Option or prepayment which requires the related Obligor to pay an amount at least equal to the related Aggregate Outstanding Principal Balance with respect to such Contract);

(u) which arises under a Contract that requires Scheduled Contract Payments to be made on a regular monthly or, if approved by the Facility Agent in its sole discretion, quarterly basis once such Scheduled Contract Payments commence;

(v) with respect to which the related Contract File is complete in accordance with the Credit and Collection Policy and the Contract File has been delivered to the Custodian as contemplated under Section 18.2;

(w) in respect of which such Contract Payment and related Contract and Related Security, the Facility Agent, for the benefit of the Secured Parties, has a valid and perfected first priority security interest (including, in the case of any Contract other than a Lease, an equipment loan, a revolving inventory loan or a revolving accounts receivable loan, an “all assets” lien), in the Obligor’s assets, free and clear of all Adverse Claims in favor of any other Person, other than Permitted Liens;

(x) the related Contract Collateral is subject to a UCC filing against the applicable Obligor in the appropriate jurisdiction, or, if not located in a UCC jurisdiction, is subject to all relevant liens, charges, pledges and debentures which are required to secure the related Contract Collateral in such jurisdiction;

(y) which any applicable taxes, including transfer taxes, and securities laws in connection with the transfer of such Contract Payment and related Contract have been paid and complied with, respectively;

(z) which arises under a Contract (other than a Contract relating to a facility secured by inventory or receivables) which has an original term to maturity of no more than 60 months;

(aa) which, if arising under a Contract in which any Scheduled Contract Payment for such Contract does not include a component allocable to the repayment of principal of such Contract, such Contract does not permit such “interest only” Scheduled Contract Payments for more than forty-eight (48) months;

(bb) with respect to which any related Contract Collateral or other Related Security is required to be insured by the applicable Obligor, consistent with the Credit and Collection Policy;

“Excess Concentration Amount” means, as of the most recent Measurement Date (and after giving effect to any Contracts to be sold to or acquired by the Borrower on such day), the sum, without duplication, of the following amounts:

(a) the excess, if any, of the Aggregate Outstanding Principal Balance of the Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) owing by the five Obligors with the highest Principal Balances at such time over ~~35~~40% of the Aggregate Contracts Balance of all Transferred Contracts;

(b) the sum of the excesses, for all Transferred Contracts, of the Aggregate Outstanding Principal Balance of the Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) owing by the Obligor with the highest Principal Balances at such time over 10% of the Aggregate Contracts Balance of all Transferred Contracts;

(c) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with (i) Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors in the Industry with the highest Aggregate Outstanding Principal Balance over 32.5% of the Aggregate Contracts Balance of all Transferred Contracts; provided that if the Software Industry has the highest Aggregate Outstanding Principal Balance, then the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors in the Software Industry may be up to ~~35.0~~37.5% of the Aggregate Contracts Balance of all Transferred Contracts; provided, further, that the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors in (A) the SaaS sub-category of the Software Industry may not exceed ~~22.5~~25.0% of the Aggregate Contracts Balance of all Transferred Contracts and (B) the Enterprise Software sub-category of the Software Industry may not exceed ~~20.0~~22.25% of the Aggregate Contracts Balance of all Transferred Contracts, (ii) Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors in the Industry with the second highest Aggregate Outstanding Principal Balance over 20.0% of the Aggregate Contracts Balance of all Transferred Contracts; provided that if the Software Industry has the second highest Aggregate Outstanding Principal Balance, then the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors in the Software Industry may be up to 25.0% of the Aggregate Contracts Balance of all Transferred Contracts; provided, further, that the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors in each of the SaaS and Enterprise Software sub-categories of the Software Industry may not exceed 15% of the Aggregate Contracts Balance of all Transferred Contracts, (iii) Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors in any other Industry over 15% of the Aggregate Contracts Balance of all Transferred Contracts, and (iv) Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors in any single Industry measured at the 1000 level over 50% of the Aggregate Contracts Balance of all Transferred Contracts;

(d) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with (i) Eligible Contract Payments (excluding Excluded Contract Payments) related to all Obligors who are domiciled in an Eligible Jurisdiction other than the U.S. or are organized in an Eligible Jurisdiction other than the U.S. over 30% of the Aggregate Contracts Balance of all Transferred Contracts, and (ii) Eligible Contract Payments (excluding Excluded Contract Payments) related to all Obligors who are domiciled in an Eligible Jurisdiction other than the U.S., the United Kingdom or Germany or are organized in an Eligible Jurisdiction other than the U.S., United Kingdom or Germany over 15% of the Aggregate Contracts Balance of all Transferred Contracts and (iii) Eligible Contract Payments (excluding Excluded Contract Payments) related to all Obligors who are domiciled in Germany or are organized in Germany over 15% of the Aggregate Contracts Balance of all Transferred Contracts;

(e) the excess, if any, of the Aggregate Outstanding Principal Balance of all Agented Contracts (other than TriplePoint Agented Contracts) with Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors for which TPVG and its Affiliates fail to either (i) individually or collectively hold greater than 50% of the voting interest in such Contract, (ii) hold a minority blocking interest against all material consents, amendments, waivers or approvals thereunder or (iii) hold enforcing lender rights over 10% of the Aggregate Contracts Balance of all Transferred Contracts;

(f) without duplication of clause (c)(i) above, the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) owing by Obligors in the Healthcare Industry over 15% of the Aggregate Contracts Balance of all Transferred Contracts;

(g) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are Deferrable Contracts (and are not Excluded Deferrable Contracts) over 15% of the Aggregate Contracts Balance of all Transferred Contracts;

(h) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) that permit “interest only” Scheduled Contract Payments for more than 24 months remaining (as of any applicable date of determination) over ~~30~~32.5% of the Aggregate Contracts Balance of all Transferred Contracts; provided that if the percentage of such Contracts that also have a Debt-to-Enterprise Value Ratio (as determined by the Collateral Manager and including all debt of such Obligor that is senior to or pari passu to the debt owed to the Borrower) of the related Obligor greater than 20% is greater than 10% of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments), then the limit shall be reduced to 27.5%;

(i) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) that are Second Lien Contracts over ~~17.5~~20% of the Aggregate Contracts Balance of all Transferred Contracts;

(j) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments (excluding Excluded Contract Payments) that are Revolving Contracts over 10% of the Aggregate Contracts Balance of all Transferred Contracts;

existence ends and (iii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to, any intergovernmental agreement treaty or convention among Official Bodies and implementing such Sections of the Code.

“Federal Funds Rate” means, for any period, the greater of (a) 0.00% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” has the meaning set forth in Section 8.6.

“Fees” has the meaning set forth in Section 8.6.

“Finance Lease” means a Lease whereby TPVG is deemed to have made a loan to the Obligor, which loan is secured by the Obligor’s ownership interest in the related Contract Collateral, and the lease or installment payments thereon represent repayment on such loan.

“Fitch” means Fitch Ratings, Inc., Fitch Ratings Ltd. and their subsidiaries, including Derivative Fitch Inc. and Derivative Fitch Ltd. and any successor thereto.

“Fixed Rate Contract” means any Contract that bears a fixed rate of interest.

“Funded Equity” ~~means,~~ at any time of determination~~, (i~~ means, as to the Borrower, the greater of (i)(a) the sum of (x) the Aggregate Contracts Balance ~~on such date plus (ii) all Principal Collections~~plus (y) (without duplication) the equivalent in Dollars, as determined by the Collateral Manager using the Applicable Conversion Rate, of all cash then on deposit in the Collection Account ~~minus~~less (~~iii~~b) the ~~sum of the~~aggregate principal amount of all Advances then outstanding under this Agreement and (ii) $0.

“Foreign Lender” means a Lender that is not a U.S. Person.

“FRS Board” means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

“Funding Account” means a segregated, non-interest bearing securities account (within the meaning of Section 8-501 of the UCC) number 01419647, which is created and maintained on the books and records of the Collection Account Bank entitled “Funding Account” in the name of the Borrower and subject to the prior Lien of the Facility Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a).

“Funding Date” means any Advance Date or any Reinvestment Date, as applicable.

“GAAP” means generally accepted accounting principles in the United States, which are applicable to the circumstances as of any day.

“GBP” means the lawful currency for the time being of the United Kingdom.

“GBSA” means the German Act on the Ring-fencing of Risks and for the Recovery and Resolution Planning for Credit Institutions and Financial Groups (Gesetz zur Abschirmung von Risiken und zur Planung der Sanierung und Abwicklung von Kreditinstituten und Finanzgruppen) of 7 August 2013 (commonly referred to as the German Bank Separation Act) (Trennbankengesetz), as amended.

“Growth Capital Loan” means a Loan duly executed and delivered by an Obligor to the Borrower in order to finance any business operations and general corporate activities, and, in each case, which is secured by a Lien on substantially all assets of such Obligor.

“Healthcare Industry” means the aggregate of industry codes 5010, 5020, 5030, 5040 and 5050 as set forth in Exhibit M, as determined, in the reasonable discretion of the Collateral Manager, as of the date of determination.

“Hedge Breakage Costs” means, with respect to each Hedge Counterparty upon the early termination of any Hedge Transaction with such Hedge Counterparty, the net amount, if any, payable by the Borrower to such Hedge Counterparty for the early termination of that Hedge Transaction or any portion thereof.

“Hedge Counterparty” means (a) DBNY, (b) Key Bank National Association and (c) any other entity that (i) on the date of entering into any Hedge Transaction (x) is an interest rate swap dealer that has been approved in writing by the Required Lenders (which approval shall not be unreasonably withheld, delayed or conditioned), and (y) has a long-term unsecured debt rating of not less than “A” by S&P, not less than “A2” by Moody’s and not less than “A” by Fitch (if such entity is rated by Fitch) (the “Long-term Rating Requirement”) and a short-term unsecured debt rating of not less than “A-1” by S&P, not less than “P-1” by Moody’s and not less than “Fl” by Fitch (if such entity is rated by Fitch) (the “Short-term Rating Requirement”), and (ii) in a Hedging Agreement (x) consents to the assignment hereunder of the Borrower’s rights under the Hedging Agreement to the Facility Agent on behalf of the Secured Parties and (y) agrees that in the event that Moody’s, S&P or Fitch reduces its long-term unsecured debt rating below the Long-term Rating Requirement or reduces it short-term debt rating below the Short-term Rating Requirement, it shall either collateralize its obligations in a manner satisfactory to the Facility Agent, or transfer its rights and obligations under each Hedging Agreement (excluding, however, any right to net payments or Hedge Breakage Costs under any Hedge Transaction, to the extent accrued to such date or to accrue thereafter and owing to the transferring Hedge Counterparty as of the date of such transfer) to another entity that meets the requirements of clauses (b)(i) and (b)(ii) hereof and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer.

“IRR” means, as of any date of determination with respect to any Contract, the internal rate of return as calculated using the XIRR function in Microsoft Excel with the initial amount being the outstanding Principal Balance followed by the remaining Scheduled Contract Payments for such Contract.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means an agreement among the Borrower, a Committed Lender and the Facility Agent in the form of Exhibit L to this Agreement (appropriately completed) delivered in connection with a Person becoming a Committed Lender hereunder after the Effective Date, as contemplated by the terms of this Agreement, a copy of which shall be delivered to the Custodian and the Collateral Manager.

“Lease” means the beneficial interest assigned to the Borrower in each Lease Contract identified on the Schedule of Contracts attached to an Advance Request as a lease, including all related lease agreements and any related schedules, sub schedules, supplements and amendments to a master lease pursuant to which TPVG (either directly or as the assignee of TPC or any of its Affiliates) leases specified equipment or other property to an Obligor at a specified periodic rate; provided each such schedule to a master lease shall constitute a separate Lease.

“Lease Contract” means ~~an equipment loan,~~a capital lease or true lease secured by a security interest, first in priority, in a specific item or items of equipment or related assets or a lease of a specific item or items of equipment or related assets.

“Lender” means each Conduit Lender, each Committed Lender and each Uncommitted Lender, as the context may require.

“Lender Fee Letter” means the Lender Fee Letter, dated as of the date hereof, among the Agents, the Borrower and TPVG.

“Lender Group” means each Lender and related Agent from time to time party hereto.

“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including Tax liens, mechanics’ liens and any liens that attach by operation of law.

“Loan” means the beneficial interest assigned to the Borrower in each Contract identified on the Schedule of Contracts attached to an Advance Request that is not a Lease, which may include, for the avoidance of doubt, a percentage interest in obligations evidenced by a single promissory note held by the Equityholder, as originator, and a percentage interest in noteless transactions.

“Loan Originations and Revisions” has the meaning set forth in Section 10.23(d).

“Loan Register” has the meaning set forth in Section 15.5(a).

“Loan Registrar” has the meaning set forth in Section 15.5(a).

“Maximum Weighted Average Debt-to-Valuation Ratio Test” means a test that will be satisfied, on any date of determination, if the Weighted Average Debt-to-Valuation of all Eligible Contracts included in the Contracts on such day is less than or equal to 25%.

“Maximum Weighted Average Remaining Maturity Test” means a test that will be satisfied, on any date of determination, if the Weighted Average Remaining Maturity of all Eligible Contracts included in the Contracts is less than or equal to 3.75 years.

“Measurement Date” means each of the following, as applicable: (i) the Effective Date; (ii) each Determination Date; (iii) each Funding Date; (iv) the date of any repayment or prepayment pursuant to Section 2.4; (v) each of the date that the Collateral Manager (x) has actual knowledge of the occurrence of any Revaluation Event with respect to any Contract and (y) has given notice thereof to the Facility Agent; (vi) the date of any optional repurchase or substitution pursuant to Section 7.11, Section 7.12 or Section 7.13, as applicable; (vii) the last date of the Revolving Period; (viii) the date on which the Borrower is notified of any change in the Discount Factor of any Contract; and (ix) the date of any Optional Sale.

“Minimum Equity Condition” means a test that will be satisfied on any date of determination if the Funded Equity is not less than the greater of (x) the sum of the Aggregate Outstanding Principal Balance of the five Obligors with Contracts constituting the highest Aggregate Outstanding Principal Balance and (y) $70,000,000; provided that, for purposes of calculating the above, the Aggregate Outstanding Principal Balance with respect to any Obligor shall be the sum of the outstanding Principal Balances of all Contract Payments with respect to which such Person is an Obligor.

“Minimum Weighted Average APR Test” means a test that will be satisfied, on any date of determination, if the Weighted Average APR of all Eligible Contracts that are Fixed Rate Contracts included in the Contracts on such day is equal to or greater than 6.00%.

“Minimum Weighted Average Spread Test” means a test that will be satisfied, on any date of determination, if the Weighted Average Floating Spread of all Eligible Contracts that bear interest at a spread over the Prime Rate included in the Contracts on such day is equal to or greater than ~~4.00~~3.50%.

“Minimum Weighted Average IRR Test” means a test that will be satisfied, on any date of determination, if the Weighted Average IRR of all Eligible Contracts included in the Contracts on such day is equal to or greater than 10%.

“Monthly Report” means a monthly report in the form of Exhibit D prepared as of the close of business on each Reporting Date.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA, as applicable, in respect of which the Borrower or any ERISA Affiliate has or could have any obligation or liability, contingent or otherwise.

committees or political candidates, (i) the management of private prisons or (j) to finance any other industry which is illegal under Applicable Law at the time of acquisition of such Loan.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section ~~17.20~~17.21.

“Qualified Substitute Arrangement” has the meaning set forth in Section 10.6(c).

“Rating Agencies” means Standard & Poor’s and Moody’s.

“Recipient” means (a) the Facility Agent, (b) any Agent, (c) any Lender and (d) any other recipient of a payment hereunder.

“Records” means all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by or on behalf of the Borrower with respect to Contract Payments and the Obligors thereunder, including all documents, books, records and other information prepared and maintained by the Borrower, TPVG or the Collateral Manager with respect to such Contract Payments or Obligors.

“Regulatory Authority” has the meaning set forth in Section 17.14(c).

“Reinvestment” has the meaning set forth in Section 8.5(b).

“Reinvestment Date” has the meaning set forth in Section 8.5(b).

“Reinvestment Request” has the meaning set forth in Section 8.5(b).

“Related Committed Lender” means, with respect to any Uncommitted Lender, each Committed Lender in its Lender Group.

“Related Security” means, with respect to each Transferred Contract:

(a) all Liens and property subject thereto from time to time securing or purporting to secure any such indebtedness of an Obligor arising under such Transferred Contract (including any security deposits made or required to be made by such Obligor to secure such indebtedness);

(b) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(c) all Collections with respect to such Transferred Contract and any of the foregoing;

(d) the Contract Collateral, including any Residual, any other property securing an Obligor’s obligations under any Contract and any guarantees or similar credit

(g) any Contract Payment at any time has a Material Modification without the consent of the Facility Agent in its sole discretion;

(h) a default occurs with respect to any Contract secured by a first priority security interest in all or substantially all assets of the related Obligor that is senior to or pari passu with the Contracts included in the Collateral;

(i) the related Obligor fails to deliver to the Borrower or the Collateral Manager any financial reporting information (i) as required by the information, documents, records or reports respecting the Transferred Contracts or the Related Security (after giving effect to any applicable grace period thereunder, up to a 30-day period for quarterly financial reporting information and a 45-day period for annual financial reporting information) and (ii) no less frequently than quarterly;

(j) the related Obligor undergoes a merger, acquisition or other restructuring that results in a change of control in such Obligor; or

(k) the Borrower sells or otherwise disposes of a portion of such Contract at a price (as a percentage of par) less than the currently assigned Discount Factor;

provided that the Facility Agent may include custom revaluation events other than those included in the definition of “Revaluation Event” as a condition of its approval of any Contract, as noted in the related Asset Approval Notice (and, for any Contract included in the Collateral as of the Effective Date that has yet to be approved by the Facility Agent as of such date by delivery of the related Asset Approval Notice, the Facility Agent in its sole discretion may include additional custom revaluation events until such Contract has been reviewed by the Facility Agent to its satisfaction); provided, further, that the Borrower may take such action as may be required so that the event, condition, circumstance, or fact that is the basis for such custom revaluation event no longer exists, in a manner and to the extent satisfactory to Facility Agent in its sole discretion.

“Revolving Contract” means a revolving loan secured by a security interest, first in priority, in all or substantially all assets of the related Obligor or a security interest, first in priority, in those assets subject to a borrowing base formula for the revolving loan.

“Revolving Period” means the period of time starting on the Effective Date and ending on the earliest to occur of (i) November 30, ~~2025~~2027 or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and the Facility Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5, (iii) the occurrence of a Termination Event, (iv) a default under the Constituent Documents of the Equityholder or (v) the existence of the Equityholder terminates earlier than either (x) the date set forth in clause (i) of this definition and (y) the occurrence of clause (ii) of the definition of Facility Termination Date.

“Sale Agreement” means the Receivables Sale and Contribution Agreement, dated as of February 21, 2014, by and between the Equityholder, as seller, and the Borrower, as purchaser, as amended, supplemented or restated from time to time.

“Support Facility” means any liquidity or credit support agreement with a Structured Lender which relates to this Agreement (including any agreement to purchase an assignment of or participation in the Notes.

“Support Party” means any bank, insurance company or other financial institution extending or having a commitment to extend funds to or for the account of a Structured Lender (including by agreement to purchase an assignment of or participation in the Notes) under a Support Facility.

“Supported QFC” has the meaning set forth in Section ~~17.20~~17.21.

“Tangible Net Worth” means, with respect to any Person, the consolidated assets minus the consolidated liabilities of such Person and its consolidated Subsidiaries calculated in accordance with GAAP after subtracting therefrom the aggregate amount of the intangible assets of such Person and its consolidated Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Technology Exchange Option” means, with respect to any Contract, the Obligor’s option on or after the expiration of the 12th month after the effectiveness of the applicable summary schedule, to replace any of the existing technological equipment (other than any software or any soft costs financed, including, tenant improvements and custom equipment) subject to such Contract (the “Replaced Equipment”) and such schedule with new technological equipment (the “Substitute Equipment”), subject to the commercially reasonable discretion of the Facility Agent.

“Term SOFR” means, for any calculation with respect to an Advance in Dollars (other than an Advance bearing interest at the Alternate Base Rate), the sum of (i) the greater of (i) 0.50% and (ii) the Term SOFR Reference Rate for a tenor of three (3) months on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of the relevant Accrual Period, as such rate is published by the Term SOFR Administrator.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Facility Agent in its reasonable discretion).

“Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR” in this Section 1.1.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR as published by the Term SOFR Administrator.

“Termination Event” means the occurrence of any of the following:

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning set forth in Section ~~17.20~~17.21.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 4.3(f).

“Vendor” means, with respect to any Contract, the equipment manufacturer, dealer or distributor or other Person that provided products or services with respect to the Contract Collateral under such Contract.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warrant Asset” means the Borrower’s economic interest in any equity purchase warrants or similar rights convertible into or exchangeable or exercisable for any equity interests received by TPVG or the Equityholder as an “equity kicker” from the Obligor in connection with such Transferred Contract; provided that the term Warrant Asset shall in no event include the right of TPVG or the Equityholder to participate as an investor in future equity financings by an Obligor.

“Warrant Reserve Account” means a segregated, non-interest bearing securities account (within the meaning of Section 8-501 of the UCC) number 01419647 which is created and maintained on the books and records of the Collection Account Bank entitled “Warrant Reserve Account” in the name of the Borrower and subject to the prior Lien of the Facility Agent for the benefit of the Secured Parties, which is established and maintained pursuant to, Section 8.1(a).

“Weighted Average Advance Rate” means, as of any date of determination with respect to all Eligible Contracts included in the Aggregate Contracts Balance, the number obtained by dividing (i) the amount obtained by summing the products obtained by multiplying (a) the Advance Rate of each such Eligible Contract by (b) such Eligible Contract’s contribution to the Aggregate Contracts Balance by (ii) the Aggregate Contracts Balance, in each case, as of such date.

“Weighted Average APR” means, as of any date of determination with respect to all Eligible Contracts that are Fixed Rate Contracts included in the Collateral, the number obtained by (i) summing the products obtained by multiplying (a) the APR of such Eligible Contract by (b) the Principal Balance of such Eligible Contract and (ii) dividing such sum by the Aggregate Outstanding Principal Balance of all Eligible Contracts included in the Collateral on such date.

Section 2.9 Defaulting Lenders. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) any payment of principal, interest, fees or other amounts received by the Paying Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Facility Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Facility Agent hereunder; second, as the Borrower may request (so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Facility Agent in its sole discretion)), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Facility Agent; third, if so determined by the Facility Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Advances under this Agreement; fourth, to the payment of any amounts owing to the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Facility Agent in its sole discretion), to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.9 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

(ii) for any period during which such Lender is a Defaulting Lender, such Defaulting Lender shall not be entitled to ~~(x)~~ receive any fees hereunder for any period during which that Lender is a Defaulting Lender (and under no circumstance shall the Borrower retroactively be or become required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) ~~or (y) exercise any voting or other discretion with respect to such Lender’s~~ Commi~~tments hereunder~~.

(b) If the Facility Agent and the Borrower determine in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Facility Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Facility Agent may the Facility Agent), then the Collateral Manager shall transfer such account to another institution such that such account shall meet the requirements of an Eligible Account.

The Collateral Manager shall establish and maintain pursuant to Lockbox Agreements with one or more Lockbox Banks, one or more Lockbox Accounts, in the name of the Borrower and subject to the prior Lien of the Facility Agent for the benefit of the Secured Parties. All Lockbox Accounts are listed on Schedule 8.1. Each of the Collateral Manager and the Borrower hereby grants to the Facility Agent, for the benefit of itself and the Secured Parties, a security interest in all of its right, title and interest to the Lockbox Accounts.

The Collateral Manager shall direct, or cause to be directed, all Obligors or the agent under an Agented Contract to make payments on the Contracts, including any security deposits made by ~~an~~such Obligor to secure the indebtedness of such Obligor under a Contract, directly to a Lockbox Account (which may be made through the Funds-Transfer ~~system~~System) and, within three (3) Business Days after receipt into a Lockbox Account, all available balances in such Lockbox Account shall be remitted to the Collection Account or the Security Deposit Collection Account, as the case may be. At such time, the Collateral Manager shall also direct each of the other parties to the Transaction Documents, to the extent that any amounts may be payable thereunder to the Borrower, to make all deposits of such amounts directly into the Lockbox Account (which may be made through the Funds-Transfer ~~system~~System). If notwithstanding the foregoing the Collateral Manager at any time thereafter receives any Collections with respect to any Contract Payment or any other proceeds of any Contracts, the Collateral Manager shall direct or cause to be directed, ~~the related Obligor to make such payments~~all Obligors or the agent under an Agented Contract to make payments on the Contracts, including any security deposits made by such Obligor to secure the indebtedness of such Obligor under a Contract, directly to the Lockbox Account (which may be made through the Funds-Transfer ~~system~~System) and shall promptly, and in any event no later than the first Business Day after receipt thereof, deposit or cause to be deposited all such amounts into the Collection Account or the Security Deposit Collection Account, as the case may be.

To the extent amounts in the Security Deposit Collection Account may be applied as a payment on a Contract pursuant to the terms of such Contract, the Collateral Manager shall transfer such amounts from the Security Deposit Collection Account to the Collection Account to be applied as a Collection thereof in accordance with Section 8.5. Upon payment in full by an Obligor of all amounts owing under a Contract, the Collateral Manager shall withdraw the remaining amount (if any) of any security deposit related to such Contract previously deposited into the Security Deposit Collection Account and return such amount to such Obligor pursuant to the terms of the related Contract.

(b) All amounts held in any Account and any the Lockbox Account shall, to the extent permitted by Applicable Law, be invested by the Collection Account Bank, as directed by the Collateral Manager in writing (or, if the Collateral Manager fails to provide such direction, such amounts shall remain uninvested), in Permitted Investments that mature not later than one Business Day prior to the Distribution Date for the Collection Period to which such amounts relate. Any such written direction shall certify that any such investment is authorized by this Section 8.1. Investments in Permitted Investments shall be made in the name of the Facility Agent on behalf of the Secured Parties, and, except as specifically required below, such

Section 9.26 Use of Proceeds. Neither Borrower nor TPVG is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and none of the proceeds of the Advances will be used, directly or indirectly, for a purpose that violates Regulation T, Regulation U, Regulation X or any other regulation promulgated by the FRS Board from time to time. The Borrower will not request any Advance, and shall not use the proceeds of any Advance (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country to the extent such activity would be prohibited by Sanctions or (iii) in any manner that would result in the violation of any Sanctions applicable to the Borrower.

Section 9.27 Separate Existence. The Borrower is operated as an entity with assets and liabilities distinct from those of TPVG and any other Affiliates of the Borrower or TPVG, and the Borrower hereby acknowledges that the Facility Agent, each of the Agents and each of the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity from TPVG and each such Affiliate. Since its formation, the Borrower has been (and will be) operated in such a manner as to comply with the covenants set forth in Section 10.5.

Except as a result of the status as a Borrower as a disregarded entity, there is not now, nor will there be at any time in the future, any agreement or understanding between TPVG and/or the Borrower (other than as expressly set forth herein, the Administrative Agreement and the other Transaction Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.

Section 9.28 Transaction Documents. The Transaction Documents delivered, together with the Constituent Documents of the Borrower, to the Facility Agent represent all material agreements between the Equityholder, on the one hand, and the Borrower, on the other. Upon the purchase and/or contribution of each Transferred Contract pursuant to ~~the~~ this Agreement or the Sale Agreement, the Borrower shall be the lawful owner of, and have good title to, such Transferred Contract and all assets relating thereto, free and clear of any Adverse Claim. All such assets are transferred to the Borrower without recourse to the Equityholder except as described in the Sale Agreement. The purchases of such assets by the Borrower constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such assets received by the Borrower constitute valid and true transfers for consideration, each enforceable against creditors of the Equityholder, and no such assets shall constitute property of the Equityholder.

Section 9.29 Ownership of the Borrower. One hundred percent (100%) of the outstanding equity interests of the Borrower is and will be directly owned (both beneficially and of record) by the Equityholder. All such equity interests are and will be validly issued, and there are no options, warrants or other rights to acquire shares or other equity rights in the Borrower.

Section 9.30 EEA/UK Financial Institution. The Borrower is not an EEA Financial Institution or a UK Financial Institution.

Section 9.31 Anti-Terrorism, Anti-Money Laundering. (a) Neither the Borrower nor any Affiliate, officer, employee, agent or director, acting on behalf of the Borrower (i) is (A) a country, territory, organization, person or entity named on any sanctions list administered or imposed by the U.S. Government including, without limitation, the Office of Foreign Asset Control (“OFAC”) list, or any other list maintained for the purposes of sanctions enforcement by any of the United Nations, the European Union, His Majesty’s Treasury in the UK, Germany, Canada, Australia, and any other country or multilateral organization (collectively, “Sanctions”), including without limitation, ~~Afghanistan, the Crimea region of Ukraine, occupied territories in the “Donetsk People’s Republic” region of Ukraine, occupied territories in the “Luhansk People’s Republic” region of Ukraine, occupied territories in the “Kherson” region of Ukraine, occupied territories in the “Zaporizhzhia” region of Ukraine~~Belarus, Cuba, Iran, North Korea, ~~and Syria~~Russia, Syria, Venezuela (government only) and the non-government-controlled areas of Ukraine being the Crimea, Donetsk, Luhansk, Kherson and Zaporizhzhia regions (the “Sanctioned Countries”); (B) a Person that resides, is organized, operating from, domiciled, registered or located in any of the Sanctioned Countries or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction or any Sanctioned Countries; or (C) owned 50% or more or otherwise controlled, directly or indirectly by, or acting on behalf of, one or more Person defined in either of the preceding clauses (A) or (B) (along with Persons defined in clauses (A) and (B), collectively, a “Sanction Target”); (ii) is a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iii) is a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. The Borrower is and each Affiliate, officer, employee or director, acting on behalf of the Borrower is (and is taking no action which would result in any such Person not being) in compliance in all material respects with (a) all applicable OFAC rules and regulations, (b) all United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other sanctions, embargos and trade restrictions that the Borrower or any of its Affiliates is subject and (c) the Anti-Money Laundering Laws. In addition, the described purpose (“trade related business activities”) does not include any kind of activities or business of or with any Person or in any country or territory that is subject to or the target of any sanctions administered by the U.S. Government, OFAC, the United Kingdom, the European Union, Germany, Canada, Australia or the United Nations Security Council (including the Sanctioned Countries) and does not involve commodities or services of a Sanctioned Country originated or shipped to, through or from a Sanctioned Country, or on vessels or aircrafts owned or registered by a Sanctioned Country, or financed or subsidized any of the foregoing.

(b) The Borrower has complied, in all material respects, with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act (collectively, the “Anti-Money Laundering Laws”). No actions, suits, proceedings or investigations by any court, governmental, or regulatory agency are ongoing or pending against the Borrower, its directors, officers or employees or anyone acting on its behalf in relation to a breach of the Anti-Money Laundering Laws, or, to the knowledge of the Borrower, threatened.

Section 10.18 Further Assurances; Financing Statements. (a) The Borrower agrees that at any time and from time to time, at its expense and upon reasonable request of the Facility Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the assignments and security interests granted or purported to be granted by this Agreement or to enable the Facility Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Facility Agent may reasonably request to protect and preserve the assignments and security interests granted by this Agreement. Such financing statements filed against the Borrower may describe the Collateral in the same manner specified in Section 12.1 or in any other manner as the Required Lenders may reasonably determine is necessary to ensure the perfection of such security interest (without disclosing the names of, or any information relating to, the Obligors thereunder), including describing such property as all assets or all personal property of the Borrower whether now owned or hereafter acquired.

(b) The Borrower and each Secured Party hereby severally authorize the Facility Agent, upon receipt of written direction from the Required Lenders, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral.

(c) It shall furnish to the Facility Agent from time to time such statements and schedules further identifying and describing the Contract Collateral and such other reports in connection with the Collateral as the Required Lenders may reasonably request, all in reasonable detail.

Section 10.19 Obligor Payment Instructions. The Borrower acknowledges that the power of attorney granted in Section 13.10 to the Facility Agent permits the Facility Agent to send (after the occurrence of an Event of Default) Obligor notification forms to give notice to the Obligors of the Facility Agent’s interest in the Collateral and the obligation to make payments as directed by the Facility Agent. The Borrower further agrees that it shall (or it shall cause the Collateral Manager to) provide prompt notice to the Facility Agent of any misdirected or errant payments made by any Obligor with respect to any Contract and direct such Obligor to make payments as required hereunder.

Section 10.20 Delivery of ~~Original Promissory Notes~~Contract Files. (a) The Borrower (or the Collateral Manager on behalf of the Borrower) shall deliver to the Custodian (with a copy to the Facility Agent at the following e-mail addresses (for electronic copies): amit.patel@db.com, james.kwak@db.com, erica.flor@db.com and anuar.atiye-manzur@db.com) the Contract Files identified on Exhibit I which are acquired by the Borrower in connection with a Transferred Contract promptly upon receipt but in no event later than five (5) Business Days of the related Advance Date; provided that any file stamped document included in any Contract File shall be delivered as soon as they are reasonably available (even if not within five (5) Business Days of the related Advance Date); provided, further, with respect to (x) any Contract File that includes a promissory note, (1) any promissory notes containing original wet-ink signatures of the applicable Obligor, such promissory notes (or, in the case of a lost promissory note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower or the prior holder of record either in blank or to the Facility Agent) shall be obtained by the Borrower and shall be delivered as soon as possible (but in no event later than five (5) Business Days after its acquisition of a Contract) to the Custodian as contemplated by Section 18.2 or (2) if only a copy of such promissory note was obtained by the Borrower and there never existed a promissory note containing original wet-ink signatures of the applicable Obligor, a copy of such promissory note shall be obtained by the Borrower and shall be delivered as soon as possible (but in no event later than five (5) Business Days after its acquisition of a Contract) to the Custodian as contemplated by Section 18.2 or (y) a noteless Transferred Contract, a copy of each executed document or instrument evidencing the assignment of such Transferred Contract to the Borrower shall be delivered within five (5) Business Days of the date of acquisition to the Custodian as contemplated by Section 18.2.

Neither the Borrower nor the Collateral Manager shall be required to cause any Obligor to execute and deliver promissory notes in connection with any Lease or Loan; provided, however, to the extent promissory notes are executed and delivered by an Obligor as set forth above, (A) such promissory note shall not be required to contain a legend indicating it is subject to the Lien granted by the Borrower to the Facility Agent and (B) if any promissory note is issued by an Obligor and only a portion of the obligations evidenced by such promissory note is transferred to the Borrower, the Borrower agrees to request a copy of such promissory from the holder thereof and to deliver the copy of such promissory note received by the Borrower to the Custodian.

~~(a) The Borrower shall deliver as soon as possible (but in no event later than five (5) Business Days after its acquisition of a Contract)~~, ~~each fully executed, original, related promissory note to the Custodian as contemplated by Section 18.2~~. ~~If the Borrower is unable to deliver any such fully executed, original promissory note on the date of its acquisition of a Contract~~, ~~it shall deliver a copy of such promissory note~~, ~~marked to show that such promissory note is subject to the Lien of the Facility Agent, on such date of acquisition to the Custodian as contemplated by Section 18.2~~, ~~and such copies shall be deemed to fill the requirements set forth in the de~~finit~~ion of “Contract File” until the earlier to occur of (i) delivery of the original or (ii) the date that is five (5) Business Days after the Borrower’s acquisition of the related Contract. In addition, promptly following the occurrence of an Event of Default, the Borrower shall deliver to the Custodian (with a copy to the Facility Agent at the email addresses set forth above) a fully executed assignment in blank for each Contract for which the Collateral Manager, the Equityholder or any of their respective A~~ffili~~ates is the loan agent.~~ The Borrower shall maintain (or cause to be maintained) for the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Collections not previously delivered to the Custodian and shall, as soon as reasonably practicable upon demand of the Facility Agent, make available, or, upon the Facility Agent’s demand following the occurrence and during the continuation of a Collateral Manager Default, deliver to the Facility Agent copies of all such Records which evidence or relate to the Collections.

(b) Other than with respect to an original promissory note that is included in any Contract File and delivered pursuant to Section 10.20(a) above:

(i) all documents, instruments, writings and agreements included in Contract Files may be executed by electronic signature (including, with-out limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act (“E-SIGN”) or the New York Electronic Signatures and Records Act (“ESRA”), which includes any electronic signature provided using Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Borrower, the Equityholder, the Collateral Manager, the Facility Agent or any Lender and reasonably available at no undue burden or expense to the Custodian, except to the extent the Custodian requests otherwise, and any such electronic signatures shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder; and

(ii) neither the Borrower nor the Collateral Manager shall be required to deliver physical copies of any Contracts or other any other document, instrument, writing or agreement referred to in the definition of “Contract File” to the Custodian or the Facility Agent, and any document delivered pursuant to this Agreement shall be deemed as delivered if it is posted to an electronic system agreed upon between the Borrower and Custodian.

(c) ~~(b)~~ The Borrower shall deliver the following: (i) all Asset Approval Requests to lenderfinance_collatreview@list.db.com, (ii) Monthly Reports delivered in connection with Section 8.7 to csg.india@db.com, abs.conduits@db.com, dbinvestor@list.db.com, amit.patel@db.com, james.kwak@db.com, anuar.atiye-manzur@db.com, and manu.krishna@db.com (iii) requests or notices delivered in accordance with Sections 2.2 or 2.4, to abs.conduits@db.com, lenderfinance_collatreview@list.db.com, amit.patel@db.com, james.kwak@db.com, anuar.atiye-manzur@db.com, and manu.krishna@db.com and (iv) obligor reports delivered in connection with Section 7.5(l)) to gcrt.ratingrequests@db.com and lenderfinance_collatreview@list.db.com; provided that any document delivered pursuant to this Section 10.20 shall be deemed as delivered if it is posted to an electronic system agreed upon between the Borrower and Facility Agent.

Section 10.21 ERISA.

(a) The Borrower will not become a Benefit Plan Investor at any time while any Obligations are outstanding.

(b) The Borrower will not take any action, or omit to take any action, which would give rise to a non-exempt prohibited transaction under Section 406(a)(1)(B) of ERISA or Section 4975(c)(1)(B) of the Code that would subject any Lender to any tax, penalty, damages, or any other claim for relief under ERISA or the Code.

(c) The Borrower shall not sponsor, maintain, or contribute to, any Plan. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Borrower shall not, and shall not permit any ERISA Affiliate to, permit to exist any occurrence of any ERISA Event, and (ii) the Borrower shall not permit any ERISA Affiliate to sponsor, maintain, contribute to, or incur any liability in respect of, any Plan.

Section 10.26 Compliance with Sanctions. The Borrower shall not directly or indirectly use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture, partner or other Person or entity, to fund or facilitate (i) any activities of or business with any Sanction Target, (ii) any investment, loan, business or activity in, or connected with, Russia, (iii) any activities of or business in any Sanctioned Country or (~~iii~~iv) in any other manner that would result in a violation by any Person (including any Person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions.

Section 10.27 Compliance with Anti-Money Laundering. The Borrower shall comply in all material respects with all applicable Anti-Money Laundering Laws and shall provide notice to the Facility Agent, within five (5) Business Days, of the Borrower’s receipt of any Anti-Money Laundering Law regulatory notice or action involving the Borrower.

Section 10.28 Ineligible Collateral. At the direction of the Facility Agent (in its sole discretion), the Borrower shall divest any asset that does not satisfy the definition of “Eligible Contract Payment” or “Permitted Investment” if the Facility Agent determines in its sole discretion that the Borrower’s ownership of such asset could (i) have materially adverse regulatory consequences on any Lender, (ii) result in any reputational harm to any Lender or (iii) result in unfavorable capital treatment for any Lender. The Facility Agent agrees to cooperate in good faith with any waivers necessary to permit such divestiture. The Borrower shall not decline to receive or subsequently sell or transfer any non-Loan asset received in connection with any workout or restructuring of any asset owned by the Borrower, unless otherwise consented to by the Facility Agent in its sole discretion.

ARTICLE XI

THE PAYING AGENT

Section 11.1 Appointment of Paying Agent. The Secured Parties hereby appoint Deutsche Bank Trust Company Americas as Paying Agent pursuant to the terms hereof.

Section 11.2 Monthly Reports. The Collateral Manager shall prepare the Monthly Report in accordance with Section 8.7 All payments of amounts due and payable in respect of the Obligations that are to be made from amounts withdrawn from the Collection Account and the Warrant Reserve Account pursuant to Section 8.5(a) shall be made on behalf of the Borrower by the Paying Agent.

Section 11.3 Duties of the Paying Agent.

(a) The Paying Agent undertakes to perform such duties, and only such duties, as are expressly set forth in this Agreement. No implied covenants or obligations shall be read into this Agreement against the Paying Agent.

Section 11.4 Removal or Resignation of Paying Agent. After the expiration of the 180 day period commencing on the date hereof, the Paying Agent may at any time resign and

(n) (i) failure of the Borrower to maintain at least one Independent Member or (ii) the removal of any Independent Member without Cause or prior written notice to the Facility Agent (in each case as required by the Constituent Documents of the Borrower); provided that the Borrower shall have five (5) Business Days to replace any Independent Member upon the death or incapacitation of the current Independent Member;

(o) the Borrower makes any assignment or attempted assignment of its respective rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of the Facility Agent, which consent may be withheld in the exercise of its sole and absolute discretion;

(p) any court shall render a final judgment against the Borrower or TPVG (i) in an amount in excess of $5,000,000 (or, in the case of the Borrower, $500,000) which shall not be satisfactorily stayed, discharged, vacated, set aside or satisfied within 60 days of the making thereof or (ii) for which the Facility Agent shall not have received evidence satisfactory to it that an insurance provider for the Borrower or TPVG has agreed to satisfy such judgment in full subject to any deductibles not exceeding $5,000,000 (or, in the case of the Borrower, $500,000); or the attachment of any property of the Borrower or TPVG as a result of any such judgment described in this clause (p) which has not been released or provided for to the reasonable satisfaction of the Facility Agent within 60 days after the making thereof;

(q) the Borrower shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that Troutman Sanders, LLP or any other reputable counsel could no longer render a substantive nonconsolidation opinion with respect to the Borrower;

(r) ~~either~~both of Jim Labe ~~or~~and Sajal Srivastava cease to be involved in the operations of the Collateral Manager, unless the Collateral Manager shall have within a reasonable period of time obtained a successor of at least comparable background, experience and ability who is reasonably acceptable to the Required Lenders;

(s) as of any date of determination, the rolling three month average Delinquency Ratio is greater than 10.0%;

(t) as of any date of determination, the rolling three month Default Ratio is greater than 7.5%;

(u) the Performance Guarantor fails to make a payment under the Bad Acts Guaranty within three (3) Business Days after the date when such payment is due; or

(v) the Investment Adviser shall cease to serve as investment adviser, and an acceptable replacement (as approved by the Required Lenders) shall not have been appointed within 30 days.

Section 13.2 Effect of Event of Default.

(a) Optional Termination. Upon notice by the Facility Agent that an Event of Default (other than an Event of Default described in Section 13.1(d)) has occurred, the such Structured Lender in connection with its business, and (ii) as the agent for certain financial institutions under the liquidity and credit enhancement agreements relating to this Agreement to which any one or more Structured Lenders is party and in various other capacities relating to the business of any such Structured Lender under various agreements. Any such Person, in its capacity as Note Agent, shall not, by virtue of its acting in any such other capacities, be deemed to have duties or responsibilities hereunder or be held to a standard of care in connection with the performance of its duties as a Note Agent other than as expressly provided in this Agreement. Any Person which is a Note Agent may act as a Note Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.

Section 14.10 Borrower Audit. The Facility Agent shall, at the Borrower’s expense, retain Protiviti, Inc. (or another nationally recognized audit firm acceptable to the Facility Agent in its sole discretion) to conduct and complete a procedural review of the Transferred Contracts in compliance with the standards set forth on Exhibit B ~~hereto~~ hereto (as such Exhibit B may be reasonably amended from time to time in the sole discretion of the Facility Agent by delivery of such amended Exhibit B by the Facility Agent to the Borrower), (i) on or before August, 2014 and (ii) thereafter, on or before July 15 of each year, beginning on July 15, 2015, with respect to the twelve months ended the immediately preceding calendar month’s end; provided that there shall be no limits on the Facility Agent’s right to conduct audits (at the Borrower’s expense) during the occurrence of a Default or Event of Default. The Facility Agent shall promptly forward the results of such audit to the Collateral Manager.

Section 14.11 Compliance with Applicable Anti-Bribery and Corruption, Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with Applicable Banking Law, the Facility Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Facility Agent. Accordingly, each of the parties agree to provide to the Facility Agent, upon its reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Facility Agent to comply with Applicable Banking Law.

ARTICLE XV

ASSIGNMENTS

Section 15.1 Restrictions on Assignments by the Borrower and the Collateral Manager. Except as specifically provided herein (with respect to the Collateral Manager and the Backup Collateral Manager), neither the Borrower, the Collateral Manager, TPVG nor the Backup Collateral Manager may assign any of their respective rights or obligations hereunder or any interest herein without the prior written consent of the Facility Agent and the Required Lenders in their respective sole discretion and any attempted assignment in violation of this Section 15.1 shall be null and void.

Section 15.2 Documentation. In connection with any permitted assignment, each Lender shall deliver to each assignee an assignment, in such form as such Lender and the related assignee may agree, duly executed by such Lender assigning any such rights, obligations, Advance or Note to the assignee; and such Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee’s right, title and interest in and to the items assigned, and to enable the assignee to exercise or enforce any rights hereunder or under the Notes evidencing such Advance. In the case of an assignment of any Commitment (or any portion thereof) or any Advance (or any portion thereof) the assignee shall execute and deliver to the Collateral Manager, the Borrower, the Facility Agent, the Paying Agent and the Custodian a fully executed assignment thereof or a Joinder Agreement substantially in the form of Exhibit L hereto. If the assignee is not an existing Lender it shall deliver to the Paying Agent and the Custodian any tax forms and other information requested by the Paying Agent or the Custodian for purposes of conducting its customary “know your customer” inquiries.

Section 15.3 Rights of Assignee. Upon the foreclosure of any assignment of any Advances made for security purposes, or upon any other assignment of any Advance from any Lender pursuant to this Article XV, the respective assignee receiving such assignment shall have all of the rights of such Lender hereunder with respect to such Advances and all references to the Lender or Lenders in Sections 4.3 or 5.1 shall be deemed to apply to such assignee.

Section 15.4 Assignment by Lenders. Any Lender may assign an interest in, or sell a participation interest in any Advance (or portion thereof) or its Commitment (or any portion thereof) pursuant to any one of the following clauses (a) through (e); provided that the Lenders shall not assign any interest in, or sell a participation in any Advance (or portion thereof) or its Commitment (or any portion thereof), to the Equityholder or any Affiliate of the Equityholder and in no event prior to the occurrence and continuation of an Event of Default shall any Lender make any such assignment or participation to any Disqualified Institution:

(a) to any Person, if an Unmatured Event of Default, Event of Default, Unmatured Collateral Manager Default or Collateral Manager Default has occurred and is continuing;

(b) to an Affiliate of such Lender;

(c) to another Lender hereunder;

(d) to any Person if such Lender makes a determination that its ownership of any of its rights or obligations hereunder is prohibited by Applicable Law (including, without limitation, the Volcker Rule and/or GBSA); or

(e) to any Person with the prior written consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned);

provided, that each Lender shall first offer to sell such interest(s) to (i) the Lender affiliated with the Facility Agent and, if such Lender does not accept such offer within ten (10) Business Days, then (ii) to each remaining Lender (pro rata) for a period of ten (10) Business Days prior to offering to any Person that is not an existing Lender. If either of the Borrower or TPVG do not respond within such 60 calendar day period, then such proposed assignment shall be permitted.

ARTICLE XVII

MISCELLANEOUS

Section 17.1 No Waiver; Remedies. No failure on the part of any Lender, the Facility Agent, the Paying Agent, the Custodian, any Indemnified Party or any Affected Person to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Lender and Participant is hereby authorized by the Borrower and TPVG during the existence of an Event of Default, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower or TPVG (as the case may be) to the amounts owed by the Borrower or TPVG, respectively, under this Agreement, to the Facility Agent, the Paying Agent, the Custodian, any Affected Person, any Indemnified Party or any Lender or their respective successors and assigns.

Section 17.2 Amendments, Waivers. (a) This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 17.2. With the written consent of the Required Lenders, the Agents, the Borrower, the Collateral Manager, TPVG, the Facility Agent, the Paying Agent, the Backup Collateral Manager and the Custodian may, from time to time, enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided, however, that no such amendment, supplement, waiver or modification shall (i) reduce the amount of or extend the maturity of any payment with respect to an Advance or reduce the rate or extend the time of payment of Yield thereon, or reduce or alter the timing of any other amount payable to any Lender hereunder, in each case without the consent of each Lender affected thereby or (ii) (A) amend, modify or waive the definitions of “Advance Rate,” “Borrowing Base,” “Excess Concentration Amount,” “Event of Default,” “Facility Termination Date,” “Maximum Availability” or “Minimum Equity Condition” or any definition used therein which would have the effect of modifying the meaning or operation of such provisions; provided that no waiver of an Event of Default shall require consent of all Lenders, (B) change the amount of the Facility Agent Fee, (C) alter the terms of this Section 17.2 or Section 17.11~~, (D) reduce the percentage specified in~~ or any related definitions or provisions in a manner that would alter the effect of such Sections, (D) modify the definition of “Required Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, in each case without the written consent of all Lenders, (E) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (F) change Section 8.5 or any related definitions or provisions in a manner that would alter the order of application of proceeds or would alter the pro rata sharing of payments required thereby, in each case, without the written consent of each Lender directly and adversely affected thereby, or (G) agree to direct or indirect subordination of any lien on the Collateral securing the Obligations in connection with this Agreement; provided, further, that the signature of the Borrower and TPVG shall not be required for the effectiveness of any amendment which modifies the representations, warranties, covenants or responsibilities of the Collateral Manager at any time when the Collateral Manager is not TPVG or any Affiliate of TPVG or a successor Collateral Manager is designated by the Facility Agent pursuant to Section 7.1; provided, further, that the signature of the Paying Agent, the Backup Collateral Manager or the Custodian (respectively) shall not be required for the effectiveness of any amendment that does not affect the rights or obligations of the Paying Agent, the Backup Collateral Manager or the Custodian (respectively). Upon execution of any amendments by the Borrower, the Collateral Manager and the Facility Agent as provided herein, the Collateral Manager shall deliver a copy of such amendment to the Paying Agent. Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement. During the time that any Lender hereunder is a Conduit Lender, the Facility Agent will provide notice and a copy of any amendment to any of (A) this Agreement or (B) the Sale Agreement to Standard & Poor’s upon the request of such Conduit Lender.

Notwithstanding the foregoing, upon the determination by any Lender that its ownership of any of its rights or obligations hereunder is prohibited by Applicable Law (including, without limitation, the Volcker Rule and/or GBSA), each of the Borrower, the Collateral Manager, each Lender, each Agent, the Paying Agent, the Custodian and the Facility Agent hereby agree to work in good faith to amend or amend and restate the commercial terms of this Agreement (including, if necessary, to re-document under a note purchase agreement or indenture) to ensure future compliance with such Applicable Law.

Subject to the provisions of Section 15.4, the Borrower and the Collateral Manager each acknowledge that the Facility Agent may be communicating with other Lenders, Agents or potential lenders in connection with an amendment or syndication of this Agreement.

(b) Notwithstanding the foregoing, if the Facility Agent determines in its sole discretion that it can no longer support Term SOFR, or if Term SOFR ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, the Borrower, the Collateral Manager and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to replace references herein to Term SOFR (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in U.S. credit markets for similar types of facilities. For the avoidance of doubt, such alternative floating reference rate selected to replace Term SOFR shall at no time be less than 0.50%.

(c) The Facility Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission~~,~~ or performance related to Alternate Base Rate, any Applicable Index or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Facility Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Facility Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service so long as the rate (or component thereof) used by the Facility Agent in connection therewith is consistent with ~~the~~ such rate (or component thereof) provided by any such information source or service.

(d) Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Advances may not be extended, the rate of interest on any of its Advances may not be reduced and the principal amount of any of its Advances may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.

Section 17.3 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, electronic mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on Annex A or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Section 2.2, shall not be effective until received.

Section 17.4 Costs, Expenses and Taxes. In addition to the rights of indemnification granted under Section 16.1, the Borrower or TPVG on behalf of the Borrower agrees to pay on demand all reasonable costs and expenses of the Facility Agent in connection with the preparation, execution, delivery, syndication and administration of this Agreement, any Structured Lender Liquidity Arrangement or other liquidity support facility and the other documents and agreements to be delivered hereunder or with respect hereto, and, subject to any cap on such costs and expenses agreed upon in a separate letter agreement among the Borrower, TPVG and the Facility Agent and the Borrower or TPVG on behalf of the Borrower further

HEREBY, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 17.9 Counterparts; Electronic ~~Signatures~~Execution. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. The parties agree that this Agreement may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

Section 17.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE EQUITYHOLDER, THE BORROWER, THE COLLATERAL MANAGER, THE FACILITY AGENT, THE AGENTS OR ANY OTHER AFFECTED PERSON. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.

Section 17.11 No Proceedings.

(a) Each of the Borrower, TPVG, the Collateral Manager, the Backup Collateral Manager, the Facility Agent, the Paying Agent, each Agent and each Lender hereby agrees that it will not institute against any Lender which is a Structured Lender, or join any other Person in instituting against such Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any commercial paper or other senior indebtedness issued by such Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall be outstanding. The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person.

(b) Each of TPVG, the Collateral Manager, the Backup Collateral Manager, each Agent, each Lender, the Paying Agent and the Facility Agent hereby agrees that it will not institute against the Borrower, or join any other Person in instituting against the Borrower, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any Advances or other amounts due from the Borrower hereunder shall be outstanding or there shall not have elapsed one year plus one day since the last day on

(ii) any Lender which is administered by the Facility Agent or an Affiliate of the Facility Agent, that (a) requests reimbursement, payment or compensation for any amounts owing pursuant to Section 4.3 or Section 5.1 or (b) has received a written notice from the Borrower of an impending change in law that would entitle such Lender to payment of additional amounts pursuant to Section 4.3 or Section 5.1, unless such Lender designates a different lending office before such change in law becomes effective pursuant to Section 17.16(a) and such alternate lending office obviates the need for the Borrower to make payments of additional amounts pursuant to Section 4.3 or Section 5.1 or (c) has not consented to any proposed amendment, supplement, modification, consent or waiver, each pursuant to Section 17.2 or (d) defaults in its obligation to make Advances hereunder; provided, that (i) nothing herein shall relieve a Lender from any liability it might have to the Borrower or to the other Lenders for its failure to make any Advance, (ii) the replacement financial institution shall purchase, at par, all Advances and other amounts owing to such replaced Lender on or prior to the date of replacement and reallocation of such Advances between the replacement financial institution and such replaced Lender shall be made in accordance with Section 15.10, (iii) during the Revolving Period, the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Facility Agent, (iv) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 15.4, (v) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) for Increased Costs or Taxes, as the case may be, (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Facility Agent or any other Lender shall have against the replaced Lender, and (vii) if such replacement is being effected as a result of a Lender requesting compensation pursuant to Section 4.3 or Section 5.1, such replacement, if effected, will result in a reduction in such compensation or payment thereafter. Notwithstanding anything contained to the contrary in this Agreement, no Lender removed or replaced under the provisions hereof shall have any right to receive any amounts set forth in Section 2.5(b) in connection with such removal or replacement. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 17.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Transaction Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Facility Agent and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Facility Agent and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Transaction Documents; (ii) (A) the Facility Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Facility Agent nor the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Transaction Documents; and (iii) the Facility Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Facility Agent nor the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. The Borrower hereby agrees not to assert, and, to the fullest extent permitted by law, waives and releases any claims that it may have against the Facility Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 17.18 ~~Section 17.17~~ Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the ~~non exclusive~~exclusive jurisdiction of any New York State or Federal court sitting in New York ~~City~~County in any action or proceeding, whether in contract, tort or otherwise and whether at law or in equity, arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding, whether in contract, tort or otherwise and whether at law or in equity. The parties hereto agree that a final judgment in any such action or proceeding, whether in contract, tort or otherwise and whether at law or in equity, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 17.19 ~~Section 17.18~~ Option to Acquire Rating. Each party hereto hereby acknowledges and agrees that the Facility Agent (on behalf and at the expense of the requesting Lender) may, at any time and in its sole discretion, obtain a public rating for this loan facility. The Borrower and the Collateral Manager hereby agree to use commercially reasonable efforts, at the request of the Facility Agent, to cooperate with the acquisition and maintenance of any such rating.

Section 17.20 ~~Section 17.19~~ Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 17.21 ~~Section 17.20~~ Acknowledgement Regarding Any Supported QFCs. To the extent that this Agreement provides support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and this Agreement were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE XVIII

THE CUSTODIAN

Section 18.1 Designation of Custodian. The role of Custodian with respect to the Contract Files shall be conducted by the Person designated as Custodian hereunder from time to time in accordance with this Section 18.1. Computershare Trust Company, N.A. is hereby each Contract to be (1) acquired by the Borrower from the Equityholder pursuant to the Sale Agreement, on or before such Advance Date and (2) added to the Schedule of Contracts on or before such Advance Date.

(iii) The Collateral Manager shall represent and warrant to the Facility Agent and the Custodian that the Contract Files delivered by the Collateral Manager to the Custodian pursuant to the terms hereof shall include all of the Contract Files relating to each of the Contracts required to be delivered for such Contract in accordance with Section 10.20 and Exhibit I and all of such Contract Files and the information contained in the Schedule of Contracts are true, complete and correct pursuant to a certification in the form of Exhibit H executed by an Executive Officer of the Collateral Manager.

(iv) From time to time, the Collateral Manager, promptly upon receipt, shall forward to the Custodian additional documents evidencing any assumption, modification, consolidation or extension of a Contract, and upon receipt of any such other documents, the Custodian shall hold such other documents as agent for the Facility Agent, on behalf of the Secured Parties, in accordance with the terms hereof. With respect to any other documents delivered to the Custodian in accordance with this Section 18.2(b)(iv), on or prior to the date of such delivery, the Collateral Manager will attach a supplement or amendment to the Schedule of Contracts most recently delivered to the Custodian and the Facility Agent in accordance with Section 18.2(b)(ii), and deliver the same to the Custodian (such information contained on such supplemented or amended Schedule of Contracts shall also be delivered to the Custodian simultaneously in Microsoft Excel (or such other electronic format reasonably acceptable to the Custodian)), detailing the documents being so delivered to the Custodian hereunder.

(v) With respect to any documents comprising the Contract File which have been delivered or are being delivered to recording offices for recording and have not been returned to the Borrower or the Collateral Manager in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, the Borrower or the Collateral Manager shall deliver to the Custodian a true copy thereof with a certification executed by an Executive Officer of the Borrower or the Collateral Manager, certifying that such copy is a true, correct and complete copy of the original, which has been transmitted for recordation. ~~The~~In accordance with Section 10.20 above, to the extent any promissory notes containing original wet-ink signatures of the applicable Obligor are delivered to the Borrower or the Collateral Manager, each of the Borrower and the Collateral Manager, as applicable, shall deliver such original ~~documents~~promissory note to the Custodian promptly ~~when~~following the date they are received.

(vi) Each of the Borrower and the Collateral Manager agrees to take such actions as are reasonably requested by the Custodian or the Facility Agent to facilitate the delivery to the Custodian or the Facility Agent, as applicable, of all documents (including, without limitation, Contract Files) and other items required to be delivered to the Custodian or the Facility Agent, as applicable, in accordance with the terms of this Agreement. The Collateral Manager shall hold (in accordance with Section 9-313(c) of the UCC) all other documents comprising the Contract Files as agent of the Custodian.

Section 18.3 Contract File Certification. (a) On or prior to each Advance Date, with respect to the Contract Files delivered on or prior to such Advance Date, and thereafter when additional Contract Files will be delivered to the Custodian from time to time, within three (3) Business Days (or ten (10) Business Days, if Contract Files with respect to more than twenty-five (25) Contracts are delivered to the Custodian on the same Business Day) after delivery of such Contract Files and the Schedule of Contracts (or, if applicable, such amendments or supplements) applicable to such Contract Files, the Custodian shall provide to the Facility Agent and the Collateral Manager a certification (each such certification, a “Certification”), in the form of Exhibit E, to the effect that, as to each Contract File related to a Contract listed on the Schedule of Contracts, as amended or supplemented, based on the Custodian’s examination of the Contract Files for such Contracts, except for variances with respect to the Contract Files (“Exceptions”) noted in a report attached to the Certification (the “Exception Report”), (i) all Contract Files have been delivered and are in the possession of the Custodian for such Contracts (other than those released pursuant to Section 18.5), (ii) all such Contract Files have been reviewed by the Custodian and appear on their face to be regular and to relate to such Contracts, (iii) ~~to the extent Exhibit I provides that original signatures are required,~~ all signatures on such Contract Files appear to be original signatures, subject to Section 10.20 and unless otherwise noted on Exhibit I, (iv) such Contract Files have not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall constitute physical alteration), (v) based solely on the Custodian’s examination of the Schedule of Contracts, as amended and supplemented, the information set forth therein is the same as the information set forth in the related Contract Files with respect to, to the extent indicated by the Borrower or Collateral Manager as being applicable, the name of account debtor (obligor), transaction type, date of transaction, commitment amount and original principal amount of obligation, interest rate, and term, and (vi) the Custodian is holding such Contract File for the Facility Agent, on behalf of the Secured Parties, pursuant to this Agreement; provided, however, that if any such statements are, in part or in whole, not true and correct, the Custodian shall detail in the Exception Report any such Exceptions. The Custodian shall also maintain records of the total number of Contract Files that are listed on the Schedule of Contracts but have not been received by the Custodian, and will provide such number of missing Contract Files in the Exception Report.

(b) The Facility Agent shall promptly notify the Custodian, the Collateral Manager and the Borrower, in writing, that either (i) the Exceptions noted in any Exception Report are waived or (ii) the Borrower or the Collateral Manager must cure certain specified Exceptions or all of the Exceptions noted in such Exception Report within thirty (30) days after the date of such notification (it being understood by the parties hereto that the Contract related to any Contract Files as to which an unwaived or uncured Exception exists may not be deemed an Eligible Contract under this Agreement).

(c) On the fifth (5th) Business Day of every calendar month, the Custodian shall deliver to the Facility Agent, the Collateral Manager, and the Borrower, a report setting forth holdings of Contract Files and an Exception Report. Subject to Section 10.20 and unless any original documents are delivered to the Borrower or the Collateral Manager (in which case such original documents shall be delivered), the Borrower or the Collateral Manager shall deliver to the Custodian a true copy of any documents as set forth on Exhibit I which are acquired by the

Borrower in connection with a Transferred Contract, and the parties agree that such documents may be executed and delivered by electronic signatures and that the electronic signatures appearing on such documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

(d) ~~(c)~~ Notwithstanding any language to the contrary herein, the Custodian shall make no representations as to, and shall not be responsible to verify, (i) the validity, legality, ownership, title, perfection, priority, enforceability, due authorization, recordability, sufficiency for any purpose, or genuineness of any of the documents contained in each Contract File or (ii) the collectibility, insurability, effectiveness or suitability of any such Contract. The Custodian shall have no obligation to monitor any cure periods for the Collateral Manager or Borrower or to correct any Exceptions. The parties to this Agreement hereby agree that the sole purpose of the Custodian’s review of Contract Files for a Contract pursuant to this Section 18.3 is to confirm receipt of certain Contract Files by confirming certain information contained in the Contract Files as set forth herein. The Custodian’s review of the Contract Files and its certification with respect thereto shall not be deemed to constitute “due diligence services” or a “third party due diligence report” as such terms are defined in Rules 17g-10 and 15Ga-2, respectively, as promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Any recipient of the Custodian’s Certification or Exception Report or a copy thereof by its receipt thereof is deemed to agree, and each party to this Agreement hereby agrees, that it shall not share such report, directly or indirectly, with any rating agency or any party not addressed on such report.

(e) ~~(d)~~ During the term of this Agreement, after the issuance of an initial Exception Report attached to a Certification issued by the Custodian in accordance with Section 18.3(a), the Custodian shall make available to the Collateral Manager and the Facility Agent an updated Exception Report within two (2) Business Days after the receipt by the Custodian of a written request therefor.

Section 18.4 Obligations of the Custodian. (a) The Custodian shall segregate and maintain continuous custody of all Contract Files delivered to the Custodian in accordance with the terms hereof in secure fire-resistant facilities in accordance with customary standards for such custody and shall reflect in its records the security interest of the Secured Parties therein. Each Contract File which comes into the possession of the Custodian (other than documents delivered electronically) shall be maintained in secure and fire-resistant facilities at the office of the Custodian located in Minnesota or at such other offices as shall be specified to the Facility Agent and the Collateral Manager in a written notice at least thirty (30) days prior to such change. Each Contract File delivered to it shall be marked with an appropriate identifying label by the Borrower or the Collateral Manager on its behalf and maintained in such manner so as to permit retrieval and access by the Custodian and, for purposes of facilitating the examination of Contract Files in accordance with Section 18.6, the Facility Agent. The Custodian shall keep the Contract Files segregated from any other documents or instruments in its files in accordance with customary standards for custody of similar documents.

(b) With respect to the Contract Files delivered to the Custodian in accordance with the terms hereof, the Custodian shall (i) act exclusively as the bailee for hire and agent of, and the Custodian for, the Facility Agent, on behalf of the Secured Parties (ii) hold all

Secured Parties, (B) maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, and (C) maintain a current inventory thereof;

(ii) implement policies and procedures consistent with the Credit and Collection Policy and requirements of this Agreement so that the integrity and physical possession of such Contract Files will be maintained in accordance with the terms hereof; and

(iii) take all other actions, in accordance with the Credit and Collection Policy, in connection with maintaining custody of such Contract for the benefit, and on behalf, of the Facility Agent.

Acting as custodian of the Contract Files pursuant to this Section 18.5, the Collateral Manager agrees that it does not and will not have or assert any beneficial ownership interest in the Contracts or the Contract Files.

Section 18.6 Examination of Contract Files. Upon not less than five (5) Business Days’ prior notice to the Custodian, the Facility Agent, the Borrower, the Collateral Manager and their respective agents, accountants, attorneys and auditors will be permitted during normal business hours to examine and make copies of the Contract Files, documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the Contracts. Prior to the occurrence of an Unmatured Event of Default, an Event of Default, an Unmatured Collateral Manager Default or a Collateral Manager Default, upon the request of the Facility Agent and at the cost and expense of the Collateral Manager, the Custodian shall promptly provide the Facility Agent with the Contract Files or copies, as designated by the Facility Agent, subject to a maximum of $75,000 per annum of such costs and expenses in the aggregate, and any additional costs and expenses in excess of $75,000 per annum shall be for the account of the Lenders. During the existence of an Unmatured Event of Default, an Event of Default, an Unmatured Collateral Manager Default or a Collateral Manager Default, the Collateral Manager shall be required to bear the cost and expense of all such examinations. Neither the foregoing nor any other provision of this Agreement shall be construed to give rise to a right, expectation, or other entitlement on the part of any Person to inspect, examine, access, or visit any Computershare data center, Computershare computer system, or other secure Computershare facility so long as Computershare shall provide any document requested by the Facility Agent in accordance with the terms of this Agreement.

Section 18.7 Lost Note Affidavit. In the event that the Custodian fails to produce any ~~Contract File or any other document~~original promissory note delivered to it related to a Contract that was in its possession pursuant to Section 18.3 within five (5) Business Days after required or requested by the Facility Agent (a “Custodial Delivery Failure”) and provided that (a) the Custodian previously ~~delivered~~certified in writing to the Facility Agent ~~a Certification with respect to such Contract File or document, as applicable,~~that it had received such original promissory note and (b) such ~~Contract File or document, as applicable,~~original promissory note is not outstanding pursuant to a Request for Release and Receipt, then the Custodian shall with respect to any missing original promissory note, promptly deliver to the Facility Agent upon request a lost note affidavit.

~~FIRST FOUNDATION~~AXOS BANK, as an Agent and as a Committed Lender

By:
Name:
Title:

S-12

Email: lfloanadmin@everbank.com

MUFG BANK, LTD.,

as an Agent and as a Committed Lender

1251 Avenue of the Americas

New York, NY 10020

Attention: Bill Bloore/Ted Polito

Telephone: 212-782-5981

Email: JBloore@us.mufg.jp/TPolito@us.mufg.jp

CUSTOMERS BANK,

as an Agent and as a Committed Lender

99 Bridge Street

Phoenixville, PA 19460

Attention: Lyle Cunningham
Facsimile No.: 610-482-9612
Attention: Scott Gates

Facsimile No.: (610) 482-9483

~~FIRST FOUNDATION~~AXOS BANK,
as an Agent and as a Committed Lender

~~18101 Von Karman Avenue~~

4350 La Jolla Village Drive, Suite ~~750~~140

~~Irvine~~San Diego, CA ~~92612~~92121

Attention: ~~Loan Collateral Management~~Jay Cook/NRELF PM

Email: jay.cook@axosbank.com/C&IPortfolioAdministration@axosbank.com

~~Telephone: 949 202 4103~~

~~Facsimile: 949 202 4184~~

~~email: investor@ff inc.com~~

A-3

Annex B

Lender	Commitment
Deutsche Bank AG, New York Branch	$	~~85,000,000~~80,000,000
KeyBank National Association	$	~~80,000,000~~75,000,000
EverBank, N.A.		$20,000,000
MUFG Bank, Ltd.		$50,000,000
Customers Bank		$40,000,000
~~First Foundation~~Axos Bank	$	~~25,000,000~~35,000,000
Total		$300,000,000

B-1

Appendix B

(Schedules and Exhibits to Loan Agreement Amendments)

[Intentionally Omitted]